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                                                                     Exhibit 1.1

THE COMPANIES ACT 1985                                 COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION
                                       OF
                                   PEARSON PLC

                      -------------------------------------

Adopted by special resolution passed on 2 May 1986 and amended by special resolutions passed on 11 May 1990, 10 May 1991, 3 May 1996 and 30 April 2004.

                                   PRELIMINARY

1. The regulations in Table A in the First Schedule to the Companies Act 1862 shall not apply to the Company.

2. In these Articles, if not inconsistent with the context, the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof.

                                    MEANINGS


ADDRESS: In relation to electronic communications, includes any number or address used for the purposes of such communications.

CERTIFICATED SHARE:            A share in the capital of the Company that is not
                               an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly.

CHAIRMAN:                      The Chairman of the Board.

CLEAR DAYS:                    In relation to the period of a notice, means that
                               period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

CREST: The relevant system, as defined in the Regulations, in respect of which CRESTCo is the Operator.

DEPUTY CHAIRMAN:               The Deputy Chairman of the Board.

DIVIDEND:                      Includes bonus.

ELECTRONIC SIGNATURE:          Has the meaning given by section 7(2) of the
                               Electronic Communications Act 2000.
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HOLDER(s) OR SHAREHOLDER(s):   In relation to a share in the capital of
                               the Company means the member whose name
                               is entered in the Register as the holder of that share.

MEMBER:                        Means a member of the Company.

MONTH:                         Calendar month.

OPERATOR:                      Has the meaning given by the Regulations.

ORDINARY SHARE(s):             Has the meaning given by Article 3.

PAID UP:                       Includes credited as paid up.

PARTICIPATING SECURITY:        Has the meaning given by the Regulations.

REGULATIONS:                   The Uncertificated Securities Regulations 2001
                               including any modification or re-enactment of them for the time being in force.

RESOLUTION:                    Means a resolution of the members of the Company
                               at a general meeting, unless the context otherwise requires.

SATELLITE MEETING PLACE:       Subject to the provisions of
                               Article 54.2, any one or more places where a person may attend a general meeting of the Company, other than the place set out in the notice referred to in Article 53.

SHARE(S):                      Means the Ordinary Share(s), unless the context
                               otherwise requires.

SHARE WARRANT:                 A warrant to bearer in respect of shares of the
                               Company issued by the Company.

SECURITIES SEAL:               An official seal kept by the Company by virtue of
                               Section 40 of the Companies Act 1985.

THE AUDITORS:                  The auditors for the time being of the Company.

THE BOARD:                     The Directors or any of them acting as the Board
                               of Directors of the Company.

THE DIRECTORS:                 The directors for the time being of the Company.

THE OFFICE:                    The Registered Office of the Company.

THE REGISTER:                  As appropriate, either or both the register of
                               members of the Company and the Operator register of members of the Company.

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THE SEAL:                      The Common Seal of the Company.

THE STATUTES OR THE            The Companies Act 1985 or any statutory
COMPANIES ACT 1985:            re-enactment or modification thereof for the time
                               being in force concerning companies and affecting the Company; and any reference to any section or provision of the Statutes shall be deemed to include a reference to any statutory re-enactment or modification thereof for the time being in force.

THE UNITED KINGDOM:            Great Britain and Northern Ireland.

THESE ARTICLES:                These Articles of Association, as originally
                               adopted, as from time to time altered by special resolution.

TRANSFER OFFICE:               The place where the register of members is
                               situated for the time being.

TREASURY SHARES:               Has the meaning given by the Companies Act 1985,
                               as amended by The Companies (Acquisition of Own
                               Shares) (Treasury Shares) Regulations 2003 and
                               The Companies (Acquisition of Own Shares)
                               (Treasury Shares) No 2 Regulations 2003, as if those Regulations were in force at the date of adoption of these Articles.

UNCERTIFICATED SHARE:          Means (subject to Regulation 42(11)(a) of the
                               Regulations) a share in the capital of the Company, title to which is recorded on the Operator register of members of the Company and which may, by virtue of the Regulations, be transferred by means of a relevant system and references in these Articles to a share being held in uncertificated form shall be construed accordingly.

YEAR:                          Year from 1 January to 31 December inclusive.

The expressions "debenture" and "debenture holder" shall respectively include "debenture stock" and "debenture stockholder" and the words "shareholder" and "holder" shall, subject as provided in these Articles, and unless the context otherwise requires, include the bearer of any share warrant. The expression "Secretary" shall include a temporary, deputy or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary as set out in Articles 121-123.

Where, in relation to a share, these Articles refer to a RELEVANT SYSTEM, the reference is to the relevant system in which that share is a participating security at the relevant time.

References to a DOCUMENT include, unless the context otherwise requires, references to an electronic communication.

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References to an ELECTRONIC COMMUNICATION mean, unless the contrary is stated, an electronic communication (as defined in the Companies Act 1985) comprising writing.

References to a document being EXECUTED include references to its being executed under hand or under Seal or, in the case of an electronic communication, by electronic signature.

References to an INSTRUMENT mean, unless the contrary is stated, a written document having tangible form and not comprised in an electronic communication (as defined in the Companies Act 1985).

References to a notice or other document being SENT or GIVEN to or by a person mean such notice or other document, or a copy of such notice or other document, being sent, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and SENDING and GIVING shall be construed accordingly.

References to WRITING mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether comprised in an electronic communication or otherwise, and WRITTEN shall be construed accordingly.

Words denoting the singular number only shall include the plural number and vice versa.

Words denoting the masculine gender only shall include the feminine gender.

Words denoting persons only shall include corporations.

Save as aforesaid any words or expressions defined in the Statutes shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

                                  SHARE CAPITAL

                                     CAPITAL

3. The share capital of the Company is Pound Sterling 295,500,000 divided into 1,182,000,000 Ordinary Shares of 25p each.

                               VARIATION OF RIGHTS

4. Subject to the provisions of the Statutes, whenever the capital of the Company is divided into different classes of shares the special rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class), either:

(a) with the consent in writing of the holders of three-fourths of the issued shares of the class (excluding any shares of that class held as treasury shares) which consent shall be by means of any one or more instruments or electronic communications sent to such address (if any) for the time being notified by or on behalf of the Company for that purpose; or

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(b)      with the sanction of an extraordinary resolution passed at a separate meeting of such holders,

(but not otherwise) be varied or abrogated, and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up.

5. The special rights conferred upon the holders of any shares or class of shares issued with preferred or other special rights shall not, unless otherwise expressly provided by these Articles or the conditions of issue of such shares, be deemed to be modified by:

(a)      the creation or issue of further shares ranking pari passu therewith;
         or

(b) the Company permitting, in accordance with the Regulations, the holding of and transfer of title to shares of that or any other class in uncertificated form by means of a relevant system.

                                     SHARES

6. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share may be issued with such preferred, deferred, or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by ordinary resolution determine.

7.1 The Board has general and unconditional authority to exercise all the powers of the Company to allot relevant securities up to an aggregate nominal amount equal to the section 80 amount, for each prescribed period.

7.2 The Board is empowered for each prescribed period to allot equity securities for cash pursuant to the authority conferred by Article 7.1 as if section 89(1) of the Companies Act 1985 did not apply to any such allotment, provided that its power shall be limited to:

(a) the allotment of equity securities in connection with a pre-emptive issue; and

(b) the allotment (otherwise than pursuant to Article 7.2(a)) of equity securities up to an aggregate nominal amount equal to the section 89 amount.

In this Article and Article 7.3, a reference to the allotment of equity securities also includes the sale of any relevant shares in the Company if, immediately before the sale, the shares were held by the Company as treasury shares. Article 7.2 applies in relation to a sale of shares which is an allotment of equity securities by virtue of section 94(3A) of the Companies Act 1985 as if in Article 7.2 the words "pursuant to the authority conferred by
Article 7.1" were omitted.

7.3 Before the expiry of a prescribed period the Company may make an offer or agreement which would or might require equity securities or other relevant securities to be allotted after such expiry. The Board may allot equity securities or other


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relevant securities in pursuance of that offer or agreement as if the prescribed period during which that offer or agreement was made had not expired.

7.4      In this Article and Articles 7.1, 7.2 and 7.3:

PRESCRIBED PERIOD means any period for which the authority conferred by Article
7.1 is given by ordinary or special resolution stating the section 80 amount and/or the power conferred by Article 7.2 is given by special resolution stating the section 89 amount;

PRE-EMPTIVE ISSUE means an offer of equity securities to holders of Ordinary Shares or an invitation to holders of Ordinary Shares to apply to subscribe for equity securities and, if in accordance with their rights the Board so determines, holders of other equity securities of any class (whether by way of rights issue, open offer or otherwise) where the equity securities respectively attributable to the interests of holders of Ordinary Shares or holders of other equity securities, if applicable are proportionate (as nearly as practicable) to the respective numbers of ordinary shares or other equity securities, as the case may be held by them, but subject to such exclusions or other arrangements as the Board may deem necessary or expedient in relation to fractional entitlements or any legal, regulatory or practical problems under the laws or regulations of any territory or the requirements of any regulatory body or stock exchange;

SECTION 80 AMOUNT means, for any prescribed period, the amount stated in the relevant ordinary or special resolution; and

SECTION 89 AMOUNT means, for any prescribed period, the amount stated in the relevant special resolution.

8. In addition to all other powers of paying commissions, the Company may exercise the powers of paying commissions conferred by the Statutes. Subject to the provisions of the Statutes, such commissions may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in another. The Company may also on any issue of shares pay such brokerage as may be lawful.

9. Subject to and in accordance with the provisions of the Statutes and without prejudice to any relevant special rights attached to any class of shares, the Company may purchase any of its own shares of any class (including without limitation redeemable shares) in any way and at any price (whether at par or above or below par) and may hold such shares as treasury shares.

10. Except as required by law no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder.

11.1 If at any time the Board is satisfied that any member or other person appearing to be interested in any shares in the capital of the Company has failed within fourteen

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days to comply with a notice given to that person by the Company pursuant to section 212 of the Companies Act 1985 (or under any other statutory provisions for the time being in force enabling the Company by notice in writing to require any person to give any information regarding those shares) whether or not required to comply by law or has, in purported compliance with such a notice, made a statement which is false in a material particular, then the Board may serve notice in writing on any member holding shares in relation to which the Board has determined or become aware that such a default has occurred. Any such notice (hereinafter referred to as a "Default Notice") shall specify the nature of the default, the number of shares concerned and the steps to be taken to remedy such default. For the purposes of this Article, a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under section 212 of the Companies Act 1985 which fails to the satisfaction of the Board to establish the identities of those interested in the shares and if (after taking account of the said notification under the said section 212 and any other relevant information in the possession of the Company) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares.

11.2 After the service of a Default Notice or, if later, the time specified therein, until such time as the member or other person on whom the Default Notice was served has complied in full with the notice given pursuant to section 212 or any other statutory provision as aforesaid (when the Board shall serve a further notice on the member or other person concerned stating that the default has been remedied), that member shall not be entitled to attend or vote at any general meeting, either personally or by proxy, or at a separate meeting of the holders of a class of shares or on a poll in respect of any share specified in the Default Notice.

11.2A    Where the shares represented in the Default Notice represent at least
1/4 of one per cent. in nominal value of the issued shares of their class, then the Default Notice may additionally direct that in respect of such shares: (i) no payment shall be made by way of dividend (including shares issued in lieu of dividend); and (ii) no transfer shall be registered unless: the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the Board may in its absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer or the transfer is an approved transfer.

11.2B    A transfer of shares is an approved transfer if:

(a) it is a transfer of shares pursuant to acceptance of a takeover offer (within the meaning of section 428(1) of the Companies Act 1985);

(b) the Board is satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with any other person appearing to be interested in the shares; or

(c) the transfer results from a sale made through a recognised investment exchange as defined in the Financial Services and Markets Act 2000 or any
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         other stock exchange outside the United Kingdom on which the Company's shares are normally traded.

11.3 The Board shall cause to be noted in the Register against the member upon whom a Default Notice has been served, details of the Default Notice and the number of shares specified therein and shall cause a further note to be entered in the Register recording that the default complained of has been remedied upon service of any further notice under Article 11.2.

11.4 Any notice served by the Board pursuant to this Article shall be conclusive against the member concerned and its validity shall not be questioned by any person.

                              UNCERTIFICATED SHARES

11.5 Subject to the provisions of the Regulations, the Board may permit the holding of shares in any class of shares in uncertificated form and the transfer of title to shares in that class by means of a relevant system and may determine that any class of shares shall cease to be a participating security.

11.6 Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class:

(a)      is held in uncertificated form; or

(b) is permitted in accordance with the Regulations to become a participating security.

11.7 Where any class of shares is a participating security and the Company is entitled under any provision of the Statutes, the Regulations or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Statutes, the Regulations, these Articles and the facilities and requirements of the relevant system:

(a) to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;

(b) to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

(c) to require the holder of that uncertificated share by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice;

(d) to require the Operator to convert that uncertificated share into certificated form in accordance with Regulation 32(2)(c) of the Regulations; and

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(e)      to take any action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

                                  CERTIFICATES

12.1 Every person whose name is entered as a member in the Register (except a stock exchange nominee in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) shall be entitled without payment to one certificate in respect of each class of shares held by him, or, with the consent of the Board and upon payment of such sum (if any) for every certificate after the first as the Board shall determine, to several certificates, each for one or more of his shares except that shares of different classes may not be included in the same certificate. Where a member has transferred a part of the shares comprised in his holding he shall be entitled to a certificate for the balance without charge.

12.2 Every certificate shall be under the Seal or under the official seal kept by the Company by virtue of the Statutes and shall specify the shares to which it relates and the amount paid up thereon. In the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate for each class of shares so held, and delivery of a certificate for a share to one of several joint holders shall be deemed sufficient delivery to all.

13. If a share certificate is worn out, defaced, lost or destroyed it may be renewed without charge on such terms (if any) as to evidence and indemnity as the Board thinks fit, and in the case of defacement or wearing-out, on delivery up to the Company of the old certificate. The person availing himself of the provisions of this Article shall pay to the Company all exceptional out of pocket expenses incident to the investigation of evidence and the preparation of the requisite form of indemnity as aforesaid.

                                 CALLS ON SHARES

14. The Board may from time to time (subject to any terms upon which any shares may have been issued) make calls upon the members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium), provided that (subject as otherwise fixed by the terms of issue) no call on any share shall be payable at less than fourteen clear days from the last call; and each member shall (subject to receiving at least fourteen clear days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked in whole or in part and payment of a call may be postponed in whole or in part by the Board.

15. A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed, and may be made payable by instalments.

16. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

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17.      If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as may be fixed by the terms of allotment of the share or, if no rate is so fixed, at the appropriate rate (as defined by the Statutes); but the Board shall be at liberty to waive payment of such interest wholly or in part.

18. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture and otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

19. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment.

20. The Board may, if it thinks fit, receive from any member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advance become presently payable) pay interest at such rate (if any) not exceeding (unless the Company in general meeting shall otherwise direct) the appropriate rate (as defined by the Statutes) as may be agreed upon between the Board and such member.

                                      LIEN

21. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies whether presently payable or not, called or payable at a fixed time in respect of that share; but the Board may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien (if any) on a share shall extend to all dividends and other monies payable thereon.

22. The Company may sell, in such manner as the Board thinks fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen clear days after a notice in writing, stating and demanding payment of the sum presently payable, and stating the intention to sell in default, shall have been given to the registered holder for the time being of the share, or the person entitled by reason of death or bankruptcy to the share.

23. For giving effect to any such sale, the Board may, if the share is a certificated share, authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser thereof. If the share is an uncertificated share, the Board may exercise any of the Company's powers under
Article 11.7 to effect the sale of the share to, or in accordance with the directions of, the purchaser thereof. The transferee shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title
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to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

24. The net proceeds of sale, after payment of the costs thereof, shall be applied in or towards payment or satisfaction of the debt or liability in respect whereof the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to sale) be paid to the person entitled to the shares at the time of the sale.

                              FORFEITURE OF SHARES

25. If a member fails to pay the whole or any part of any call or instalment of a call on the day fixed for payment thereof, the Board may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any accrued interest and any costs, charges and expenses incurred by the Company by reason of such non-payment.

26. The notice shall name a further day (not being less than fourteen clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time and at the place appointed, the shares on which the call was made will be liable to be forfeited.

27. If the requirements of any such notice are not complied with, any share in respect of which such notice has been given may, at any time thereafter, before payment of all calls, interest, costs, charges and expenses due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

28. A forfeited share may be sold, re-allotted or otherwise disposed of either to the person who was before forfeiture the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Board thinks fit, and at any time before sale, re-allotment or disposal, the forfeiture may be cancelled on such terms as the Board thinks fit. The Board may authorise some person to transfer a forfeited share to any person as aforesaid. Where for the purposes of its disposal a forfeited share held in certificated form is to be transferred to any person, the Board may authorise any person to execute an instrument of transfer of the share to that person. Where for the purposes of its disposal a forfeited share held in uncertificated form is to be transferred to any person, the Board may exercise any of the Company's powers under Article 11.7.

29. A member any of whose shares have been forfeited shall cease to be a member in respect of the forfeited shares and shall surrender to the Company for cancellation the certificate for the shares forfeited, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all monies which at the date of forfeiture were presently payable by him to the Company in respect of the shares, with interest thereon at such rate as the Board shall think fit (or, if no rate is determined, at the appropriate rate as defined by the Statutes) from the date of forfeiture until payment, but the Board shall be at liberty to waive payment of such interest wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or of any consideration received on their disposal and his liability shall cease if and when the Company shall have received payment in full of all monies in respect of the shares.

30. The Board may accept the surrender of any share which it is in a position to forfeit upon such terms and conditions as may be agreed and, subject to any such terms and conditions, any share so surrendered shall be treated as if it had been forfeited.

31. A statutory declaration in writing that the declarant is a Director or the Secretary, and that a share has been duly forfeited or surrendered on a date stated in the declaration shall be conclusive evidence of such facts as against all persons claiming to be entitled to the share, and such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof shall constitute a good title to the share, and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder thereof, and his title to the share shall not be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

                               TRANSFER OF SHARES

32. All transfers of certificated shares shall be effected by transfer in writing in the usual common form or in such other form as the Board may approve.

33. The instrument of transfer of a certificated share shall be executed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Registration of any instrument of transfer or other document relating to or affecting the title to any certificated share in the Company does not require the payment of any fee, provided that in the case of a partly paid share the instrument of transfer shall also be executed by or on behalf of the transferee.

34. The Board may, in its absolute discretion, and without assigning any reason therefor, refuse to register any transfer of certificated shares which are not fully paid, provided the exercise of such discretion does not prevent dealings in the shares from taking place on an open and proper basis.

35. The Board may also refuse to register any instrument of transfer of a certificated share, if:

(a) the instrument of transfer is not lodged, duly stamped, at the Office or at such other place as the Board may appoint or is not accompanied by the certificate of the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer; or

(b) the instrument of transfer is in respect of more than one class of share; or

(c)      in the case of a transfer to joint holders, they exceed four in number.

36. If the Board refuses to register a transfer of a share in certificated form, it shall within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

37. The Register may be closed at such times and for such period as the Board may from time to time determine, provided that it shall not be closed for more than thirty days in any year.

                             TRANSMISSION OF SHARES

38. In the case of the death of a member, the survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to a share held by him, but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share held by him jointly.

39. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence as to his title being produced as may from time to time be properly required by the Board, and subject as hereinafter provided, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof.

40. A person becoming entitled by transmission to a share may, on production of any evidence as to his entitlement properly required by the Board, elect either to become the holder of the share or to have another person nominated by him registered as the transferee. If he elects to become the holder he shall send notice to the Company to that effect. If he elects to have another person registered and the share is a certificated share, he shall execute an instrument of transfer of the share to that person. If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the Board may require (including without limitation the execution of any document and the giving of any instruction by means of a relevant system) to enable himself or that person to be registered as the holder of the share. All the provisions of these Articles relating to the transfer of shares apply to that notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

41. A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall, subject to the requirements of Article 141, be entitled to receive and may give a discharge for all dividends and other monies payable in respect of the share, but he shall not be entitled to receive notices of or to attend or vote at meetings of the Company or to any of the rights or privileges of a member until he shall have become a member in respect of the share. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends or other monies payable in respect of the share until the requirements of the notice have been complied with.

41.(A)   The following provisions shall apply to share warrants:

(a) The Company with respect to fully-paid shares may issue share warrants stating that the bearer is entitled to the shares therein specified, and may provide by coupons or otherwise for the payment of future dividends or other monies on or in respect of the shares included in such share warrants.

(b) A share warrant shall entitle the bearer thereof to the shares included in it, and the shares may be transferred by the delivery of the share warrant, and the provisions of these Articles with respect to transfer and transmission of shares shall not apply thereto. Each share warrant shall be issued under the Seal or under the Securities Seal or, in the case of shares on a branch register, an official seal for use in the relevant territory.

(c) The Directors shall be at liberty to accept a certificate (in such form and from such person as the Directors may approve) to the effect that a specified person is shown in the records of the person issuing such certificate as being entitled to all or some of the shares comprised in a specified share warrant as sufficient evidence of the facts stated in such certificate, and may treat the deposit of such certificate at the Transfer Office (or at any other place specified from time to time by the Directors) as equivalent to the deposit there of the share warrant, and may inter alia allot to the person named in such certificate any shares to which the bearer of the share warrant referred to in such certificate may be entitled and the right of the allottee to the allotment shall not, after allotment, be questioned by any person.

(d) The Directors may determine and from time to time vary the conditions upon which share warrants shall be issued, and in particular (but without limitation) upon which a new share warrant or coupon will be issued in the place of one worn out, defaced, lost or destroyed provided that no new share warrant may be issued to replace one that has been lost unless the Directors are satisfied beyond reasonable doubt that the original share warrant has been destroyed, upon which (subject as hereinafter provided) the bearer of a share warrant shall be entitled to attend and vote at general meetings, and upon which a share warrant may be surrendered and the name of the holder entered in the Register in respect of the shares therein specified. Subject to such conditions and to these Articles, the bearer of a share warrant shall be subject to the conditions for the time being in force relating to share warrants, whether made before or after the issue of such share warrant.

(e) Subject to any conditions for the time being in force relating to share warrants and as otherwise expressly provided in these Articles, the bearer of a share warrant may at any time deposit the share warrant at the Transfer Office (or at such other place as the Directors may from time to time appoint) and so long as the share warrant remains so deposited, the depositor shall have the same right of signing a requisition for calling a meeting and of attending and voting, appointing a proxy and exercising the other privileges of a member at any meeting held after the expiration of forty-eight hours from the time of deposit and be entitled to be given any notices by the Company which are to be given, after the expiration of forty-eight hours from the time of such deposit, to holders of shares of that class, as if his name were inserted in the Register as the holder of the shares included in the deposited share warrant, provided that in the case of a share warrant deposited elsewhere than at the Transfer Office (or such other place as aforesaid), the depositor shall have obtained from the person with whom the same is deposited a certificate of such deposit in such form as the Directors may require specifying inter alia the share warrant and the number of shares included therein, and shall have lodged the same at the Transfer Office (or such other place as aforesaid) not less than forty-eight hours before the time of the meeting at which the depositor desires to attend or to be represented. Not more than one person shall be recognised as a depositor of any share warrant. Every share warrant which shall have been so deposited as aforesaid shall remain so deposited until after the closing of the meeting at which the depositor desires to attend or to be represented.

(f) Subject as otherwise expressly provided in these Articles or by the terms of issue of any shares or in any conditions for the time being in force relating to share warrants, no person shall, as bearer of a share warrant, be entitled to sign a requisition for calling a meeting of the Company or give notice of intention to submit a resolution to a meeting or attend or vote or give a proxy or exercise any other privilege of a member at a meeting of the Company, or be entitled to receive any notices from the Company, but the bearer of a share warrant shall be entitled in all other respects to the same privileges and advantages as if he were named in the Register as the holder of the shares included in the share warrant, and he shall be deemed to be a member of the Company.

                                      STOCK

42. The Company may from time to time by ordinary resolution convert any paid up shares into stock, and reconvert any stock into paid up shares of any denomination.

43. The holders of stock may transfer the same, or any part thereof, in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances admit. The Board may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of such minimum but the minimum shall not exceed the nominal amount of the shares from which the stock arose.

44. The holders of stock shall, according to the total amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, participation in assets on a winding up, voting at meetings and other matters, as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in dividends and in assets on a winding up) shall be conferred by any such amount of stock as would not, if existing in shares, have conferred such privilege or advantage.

45. All the provisions of these Articles applicable to paid up shares shall apply to stock, and the words "share" and "member" shall be construed accordingly.

             CONSOLIDATION, SUB-DIVISION AND CANCELLATION OF SHARES

46.      The Company may from time to time by ordinary resolution:

(a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares. Whenever any fractions arise as a result of a consolidation or sub-division of shares, the Board may on behalf of the members deal with the fractions as it thinks fit. In particular, without limitation, the Board may sell shares representing fractions to which any members would otherwise become entitled to any person (including, subject to the provisions of the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members. Where the shares to be sold are held in certificated form the Board may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer. Where the shares to be sold are held in uncertificated form, the Board may do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase monies and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale.

(b) sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association of the Company, subject nevertheless to the provisions of the Statutes and so that the resolution whereby any share is sub-divided may determine that as between the holders of the resulting shares, one or more of such shares shall have any preference or special advantage as regards dividend, capital, voting or otherwise, over, or may have any defined rights or be subject to any restrictions as compared with, the other or others but so that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each share resulting from the sub-division shall be the same as it was in the case of the share from which such shares were derived; and

(c) cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

                        INCREASE AND REDUCTION OF CAPITAL

47. The Company may from time to time by ordinary resolution increase its share capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe.

48.1 Subject to the consents and incidents required by the Statutes, the Company may by special resolution reduce its share capital, its capital redemption reserve fund and any share premium account in any way.

48.2 All shares created by ordinary resolution pursuant to Articles 46-47 shall be:

(a) subject to all the provisions of these Articles, including without limitation provisions relating to payment of calls, lien, forfeiture, transfer and transmission; and

(b) unclassified, unless otherwise provided by these Articles, by the resolution creating the shares or by the terms of allotment of the shares.

                                REDEEMABLE SHARES

49. Subject to the provisions of the Statutes, any shares may be issued on terms that they are, or at the option of the Company or the shareholder are liable, to be redeemed on such terms and in such manner as the Company before the issue of the shares may by special resolution determine.

                               MEETINGS OF MEMBERS

                           GENERAL AND CLASS MEETINGS

50. In every year the Company shall in addition to any other meetings in that year hold a general meeting as its annual general meeting, at such time (within a period of not more than fifteen months after the holding of the last preceding annual general meeting) and place as may be determined by the Board. All general meetings other than annual general meetings shall be called extraordinary general meetings.

51.1 The Board may call an extraordinary general meeting whenever it thinks fit, and, on the requisition of members in accordance with the Statutes, it shall forthwith convene an extraordinary general meeting. If at any time there are not within the United Kingdom sufficient Directors capable of acting to form a quorum, any Director or any two members may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Board.

51.2 All provisions of these Articles relating to general meetings of the Company or the proceedings thereat shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:

(a) the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares) or, at any adjourned meeting of such holders, one holder present in person or by proxy, whatever the amount of his holding, who shall be deemed to constitute a meeting;

(b) any holder of shares of the class present in person or by proxy may demand a poll; and

(c) each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him.

                           NOTICE OF GENERAL MEETINGS

52. Fourteen clear days' notice at the least, or, in the case of an annual general meeting or a meeting convened to pass a special resolution, twenty-one clear days' notice at the least shall be given in manner hereinafter mentioned to such members as are, under the provisions herein contained, entitled to receive notices from the Company and also to each of the Directors and to the Auditors.

53. Every notice of meeting shall specify the place, the day and the hour of meeting, and, in the case of special business, the general nature of such business. Every notice convening an annual general meeting shall specify the meeting as such and every notice convening a meeting to pass a special or extraordinary resolution shall also specify the intention to propose the resolution as a special or extraordinary resolution, as the case may be. Every notice of meeting shall state with reasonable prominence that a member entitled to attend and vote is entitled to appoint a proxy and that such proxy need not be a member.

54.1 The accidental omission to give notice of any meeting, or to send any notification where required by the Statutes or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy with a notice where required by these Articles, to any person entitled to receive the same, or the non-receipt of a notice of meeting or form of proxy by such a person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at the meeting.

54.2 The Board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at a satellite meeting place shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

(a)      participate in the business for which the meeting has been convened;

(b) hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c)      be heard and seen by all other persons so present in the same way.

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

54.3 If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred to in Article 54.2, then the chairman of the general meeting may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid.

54.4 The Board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.


54.5 The Board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 54.4 (including without limitation the issue of tickets or the imposition of some other means of selection) if it considers it appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 54.4. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

54.6 If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 54.2 applies); and/or time, it may as appropriate: (i) change the place (or any of the places, in the case of a meeting to which Article 54.2 applies); and/or (ii) postpone the time at which the meeting is to be held. If such a decision is made, the Board may then change the place (or any of the places, in the case of a meeting to which Article 54.2 applies) and/or postpone the time again if it decides that it is reasonable to do so. In either case:

(a) no new notice of the meeting need be sent, but the Board shall, if practicable, advertise the date, time and place of the meeting in at least two newspapers having a national circulation and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and

(b) a proxy appointment in relation to the meeting may, if by means of an instrument, be delivered to the Office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 74(a) or, if contained in an electronic communication, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 74(b), at any time not less than forty-eight hours before any postponed time appointed for holding the meeting.


54.7 For the purposes of Articles 54.2-54.5, the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a show of hands, vote on a poll, be represented by a proxy and have access to all documents which are required by the Statutes or these Articles to be made available at the meeting.


                         PROCEEDINGS AT GENERAL MEETINGS


55. All business shall be deemed special that is transacted at an extraordinary general meeting, and also all business that is transacted at an annual general meeting, with the exception of sanctioning or declaring dividends, the consideration of the accounts and balance sheet, the ordinary reports of the Board and Auditors and any other documents required to be annexed to the balance sheet, the appointment or election of Directors in the place of those retiring by rotation or otherwise and the appointment or re-appointment of and the fixing of the remuneration of the Auditors, and the renewal, limitation, extension, variation or grant of any authority of or to the Board, pursuant to the Statutes, to allot securities.

56. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. Three members present in person and entitled to vote shall be a quorum for all purposes. A corporation being a member shall be deemed to be personally present if represented by its representative duly authorised in accordance with Article 67.

57. If within fifteen minutes from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such time and place as may be fixed by the chairman of the meeting, and if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting the members present in person or by proxy shall be a quorum.

58. The Chairman (if any) of the Board or in his absence the Deputy Chairman of the Board or some other Director nominated by the Board shall preside as chairman at every general meeting of the Company. If there be no such Chairman or Deputy Chairman, or if at any meeting neither the Chairman, the Deputy Chairman nor such other Director (if any) be present within ten minutes after the time fixed for holding the meeting or be willing to act as chairman of the meeting, the Directors present shall choose one of their number to be chairman of the meeting, or if no Director is present, or if all the Directors present decline to take the chair, the members present shall choose one of their number to be chairman of the meeting.

59. The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more or for an indefinite period, notice of the adjourned meeting shall be given in like manner as in the case of the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

60. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(a)      by the chairman of the meeting; or

(b) (except on the election of the chairman of the meeting or on a question of adjournment) by at least three members present in person or by proxy and entitled to vote; or

(c) by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d) by a member or members present in person or by proxy holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Unless a poll is so demanded, a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the minute books, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

61. If a poll is duly demanded, it shall be taken in such manner as the chairman of the meeting may direct, and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of a poll.

62. A poll demanded on the election of the chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and place as the chairman of the meeting directs, but in any case not more than twenty-eight days after the meeting at which the poll was demanded. No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken.

63. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a further or casting vote in addition to the votes to which he may be entitled as a member or as a representative or proxy of a member.

64. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded, and it may be withdrawn at any time before the conclusion of the meeting or the date fixed for the taking of the poll. If a demand is withdrawn before the conclusion of the meeting the chairman of the meeting or other members entitled, may himself or themselves demand a poll. A demand for a poll which is withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

                                VOTES OF MEMBERS

65. Subject to any terms upon which any shares may be issued or may from time to time be held, every member (whether an individual or a corporation) present in person shall have one vote on a show of hands, and on a poll every member (whether an individual or a corporation) present in person or by proxy shall have one vote for every 25 pence of nominal share capital of which he is the holder.

66. In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register.

67. Any corporation which is a member of the Company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any general meeting, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual member of the Company. Any person so authorised may be required at any general meeting which such person attends to produce evidence of such authority in a form reasonably satisfactory to the Board.

68. A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy provided that such evidence as the Board may require of the authority of such person shall have been deposited at the Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting or for the taking of the poll at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

69. No member shall be entitled to vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either in person or by proxy, in respect of any share held by him unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

70. No objection shall be raised to the qualification of any vote except at the meeting or adjourned meeting or poll at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

71. On a poll votes may be given personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

                                     PROXIES

72. The appointment of a proxy, whether by means of an instrument or contained in an electronic communication, shall be executed in such manner as may be approved by or on behalf of the Company from time to time. Subject thereto, the appointment of a proxy shall be executed by the appointor or any person duly authorised by the appointor or, if the appointor is a corporation, executed by a duly authorised person or under its common seal or in any other manner authorised by its constitution. For the purpose of this Article and Articles 73-75.2, an electronic communication which contains a proxy appointment need not comprise writing if the Board so determines and in such a case, if the Board so determines, the appointment need not be executed but shall instead be subject to such conditions as the Board may approve.


73. The appointment of a proxy shall be in any usual form or in any other form which the Board may approve. Subject thereto, the appointment of a proxy may be:

(a)      by means of an instrument; or

(b)      contained in an electronic communication, if the Board so determines.

The Board may, if it thinks fit, but subject to the provisions of the Statutes, at the Company's expense send forms of proxy for use at a general meeting and issue invitations contained in electronic communications to appoint a proxy in relation to the meeting in such form as may be approved by the Board. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion.

74.      The appointment of a proxy shall:

(a) in the case of an instrument, be delivered personally or by post to the Office or such other place within the United Kingdom as may be specified by or on behalf of the Company for that purpose:

(i)      in the notice convening the general meeting; or

(ii) in any form of proxy sent by or on behalf of the Company in relation to the meeting, not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

(b) in the case of an appointment contained in an electronic communication, where an address has been specified by or on behalf of the Company for the purpose of receiving electronic communications:

         (i)   in the notice convening the meeting; or

         (ii) in any form of proxy sent by or on behalf of the Company in relation to the meeting; or

         (iii) in any invitation contained in an electronic communication to appoint a proxy issued by or on behalf of the Company in relation to the meeting,

         be received at that address not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

(c) in either case, where a poll is taken more than forty-eight hours after it is demanded, be delivered or received as aforesaid after the poll has been demanded and not less than twenty-four hours before the time appointed for the taking of the poll; or

(d) in the case only of an instrument, where a poll is not taken forthwith but is taken not more than forty-eight hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman of the meeting or to the Secretary or to any Director.


75.1 Where the appointment of a proxy is expressed to have been or purports to have been executed by a person on behalf of the holder of a share:

(a) the Company may treat the appointment as sufficient evidence of the authority of that person to execute the appointment on behalf of that holder;

(b) that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of any written authority under which the appointment has been executed, or a copy of such authority certified notarially or in some other way approved by the Board, to such address and by such time as may be specified in the request and, if the request is not complied with in any respect, the appointment may be treated as invalid; and

(c) whether or not a request under Article 75.1(b) has been made or complied with, the Company may determine that it has insufficient evidence of the authority of that person to execute the appointment on behalf of that holder and may treat the appointment as invalid.

75.2 A proxy appointment which is not delivered or received in accordance with Article 74 shall be invalid. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same general meeting, the one which was last delivered or received shall be treated as replacing and revoking the others as regards that share. The Board may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.


75.3 A proxy appointment shall be deemed to include the right to demand, or join in demanding, a poll but shall not confer any further right to speak at a meeting, except with the permission of the chairman of the meeting. The proxy appointment shall also, unless it provides to the contrary, be deemed to confer authority on the proxy to vote or abstain from voting as the proxy thinks fit on any amendment of a resolution and on any procedural motion or resolution put to the meeting to which it relates and on any other business not referred to in the notice of meeting which may properly come before the meeting to which it relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.


75.4 A vote given or poll demanded by a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding the poll unless notice of the determination was either delivered or received as mentioned in the following sentence at least three hours before the start of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of determination shall be either by means of an instrument delivered to the Office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 74(a) or contained in an electronic communication received at the address (if any) specified by or on behalf of the Company in accordance with Article 74(b), regardless of whether any relevant proxy appointment was effected by means of an instrument or contained in an electronic communication. For the purpose of this Article, an electronic communication which contains such notice of determination need not comprise writing if the Board has determined that the electronic communication which contains the relevant proxy appointment need not comprise writing.

                                    DIRECTORS

                       NUMBER AND APPOINTMENT OF DIRECTORS

76. Unless and until otherwise from time to time determined by an ordinary resolution of the Company, the Directors (other than alternate Directors) shall be not less than two in number.

77. The Board shall have power at any time, and from time to time, to appoint any other person who is willing to act to be a Director, either to fill a casual vacancy or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed the maximum number (if any) fixed by or in accordance with these

Articles. Any Director so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for re-appointment but shall not be taken into account in determining the Directors to retire by rotation at such meeting under the provisions on their behalf contained in these Articles.

78. The continuing Directors, or a sole continuing Director, may act notwithstanding any vacancies in the Board, but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director may act for the purpose of filling up vacancies in the Board or of summoning general meetings of the Company, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a general meeting for the purpose of appointing Directors.

79. Except as otherwise authorised by the Statutes, the election or appointment of any person proposed as a Director shall be effected by a separate resolution and a single resolution purporting to elect or appoint two or more persons to be Directors shall be ineffective and void.

80. No person other than a Director retiring at the meeting shall, unless recommended by the Board for election, be eligible for the office of a Director at any general meeting, unless not less than seven and not more than forty-two days before the day appointed for the meeting there shall have been given to the Secretary notice in writing by some member duly qualified to be present and vote at the meeting for which such notice is given of his intention to propose such person for election, and also notice in writing signed by the person to be proposed of his willingness to be appointed.

                           QUALIFICATION OF DIRECTORS

81. Unless and until otherwise determined by the Company in a general meeting, the Directors shall not be required to hold any share qualification.

                               POWERS OF DIRECTORS

84. The business of the Company shall be managed by the Board, and the Board may exercise all such powers of the Company as are not by the Statutes or by these Articles or by any directions given by the Company from time to time by special resolution required to be exercised by the Company in a general meeting. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

85. The Board may establish any local or special boards or agencies for managing any of the affairs of the Company either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local or special boards or to be managers or agents, and may fix their remuneration, and may delegate to any local or special board, manager or agent any of the powers, authorities and discretions vested in the Board (other than the powers to borrow and make calls) with power to sub-delegate, and may authorise the members of any local or special board, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

86.1 The Board may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension, provident or superannuation funds for the benefit of and give or procure the giving of pensions, allowances, gratuities or bonuses to any persons who are or were at any time in the employment, or service of the Company, or of any company which is a subsidiary of the Company or is allied to or associated in business with the Company or with any such subsidiary company, or of any business acquired by the Company or who are or were at any time Directors or officers of the Company or of any such other company as aforesaid, and the wives, widows, families and dependants of any such persons. Any Director shall be entitled to participate in and retain for his own benefit any such pension, allowance, gratuity or bonus and may vote in favour of the exercise of any of the powers aforesaid notwithstanding that he is or may become interested therein.

86.2 Pursuant to section 719 of the Companies Act 1985, the Board is hereby authorised to make such provision as may seem appropriate for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or transfer of the whole or part of the undertaking of the Company or any subsidiary. Any such provision shall be made by a resolution of the Board in all respects in accordance with the said section.

87. The Board may from time to time by power of attorney under the Seal appoint any company, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. The Board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as it determines, including authority for the agent to delegate all or any of his powers.

88. The Board may from time to time make and vary such regulations as it thinks fit respecting the keeping of dominion registers of members pursuant to the Statutes.

89. All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

                                    BORROWING

90.1 Subject as hereinafter provided, the Board may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security, for any debt, liability or obligation of the Company or of any third party.

90.2 The Board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries so as to secure (as regards subsidiaries so far as by such exercise they can secure) that the aggregate amount for the time being remaining undischarged of all monies borrowed by the Company and/or any of its relevant subsidiaries (exclusive of monies borrowed by the Company from and for the time being owing to any such relevant subsidiary, or by any such relevant subsidiary from and for the time being owing to the Company or another such relevant subsidiary) shall not at any time without the previous sanction of an ordinary resolution of the Company exceed a sum equal to twice the aggregate of the adjusted capital and reserves.

90.3 For the purposes of this Article the expression "the adjusted capital and reserves" means at any relevant time the amount of the issued and paid up share capital of the Company (and so that capital allotted and capital the issue of which has been underwritten shall be treated as issued and any capital already called up or payable at any fixed future date within six months shall be treated as already paid up) plus or minus the aggregate amount standing to the credit or debit of the consolidated reserves (including for the purposes of this definition profit and loss account and any share premium account), plus the amount of minority interests in any subsidiaries, all as included in the latest published audited consolidated balance sheet of the Company plus an amount equal to the goodwill (including intangible assets) which has arisen on acquisitions of interests in companies and businesses made since 1 January 1981 in which the Company or any of its relevant subsidiaries continues to have an interest as at the relevant date of calculation and which has, as at such date, been written off against the consolidated reserves referred to above in accordance with United Kingdom accounting practices, less an amount equal to the amortisation of such goodwill up to the relevant date of calculation, over twenty years on a straight line basis but:

(a) adjusted so as to exclude an amount equal to the net tangible assets of any subsidiary which is not a relevant subsidiary as included in the consolidated balance sheet of the Company;

(b)      adjusted as may be appropriate to take account of:

             (i) any increase in or reduction of the issued and paid up share capital or share premium account of the Company since the date to which the consolidated balance sheet incorporated in such accounts shall have been made up;

            (ii) any distributions in cash or specie made (otherwise than to the Company or to a relevant subsidiary) from such reserves since such date and not provided for therein;

           (iii) any relevant subsidiary not consolidated in such accounts, any companies which since the date of such accounts have ceased to be or have become relevant subsidiaries, and any companies which will become or will cease to be relevant subsidiaries as a result of the transaction in relation to which the calculation falls to be made;

(c) after excluding any sums provided for taxation (including deferred tax);

(d) after deducting therefrom (insofar as not otherwise deducted) a sum equivalent to the book value of any goodwill and any other intangible assets in the said consolidated balance sheet;

(e) after making such other adjustments (if any) as the Auditors may consider appropriate.

90.4 For the purpose of this Article "borrowings" shall include the following:

(a) the principal amount for the time being outstanding of any debentures within the meaning of section 744 of the Companies Act 1985, issued (whether for cash or otherwise) by the Company or any relevant subsidiary;

(b) the principal amount for the time being outstanding in respect of acceptances raised by the Company or any relevant subsidiary under any acceptance credit opened on its behalf (not being acceptances in relation to the purchase of goods in the normal course of trading which have been outstanding for one hundred and eighty days or less);

(c) the nominal amount of any issued share capital and the principal amount of any borrowings the repayment whereof is guaranteed by or is the subject of an indemnity from the Company or any relevant subsidiary; and

(d) the nominal amount of any issued share capital (not being equity share capital) of a relevant subsidiary, which is not beneficially owned by the Company or by another relevant subsidiary,

together with (in any case) any fixed or minimum premium payable on final redemption or final repayment, but shall not include:

(a) amounts borrowed and otherwise falling to be taken into account pursuant to this Article and intended to be applied within six months of being so borrowed in the repayment of borrowings then outstanding which fall to be taken into account pursuant to this Article pending their application for such purpose or the expiration of such period whichever shall be the earlier;

(b) borrowings from bankers or others for the purpose of financing any contract in respect of which any part of the price receivable is guaranteed or insured by the Export Credits Guarantee Department of the Department of Trade, to an amount not exceeding that part of the price receivable thereunder which is so guaranteed or insured;

(c) unsecured borrowings from bankers to the extent that there are amounts standing to the credit of the account(s) of the relevant subsidiary making the borrowing and/or any other relevant subsidiary which, in accordance with the arrangements made between the bankers and the relevant subsidiary making the borrowing or any other relevant subsidiary, are available for set-off by the bankers against the amount of such borrowings; and

(d) borrowings by a company, which on becoming a subsidiary after 27 May 1983 is also a relevant subsidiary, which are outstanding at the date when it becomes a subsidiary for a period of twelve months from the date of such event to the extent that a sum equal to the amount of such borrowings exceeds any increase in the relevant limit arising out of the adjustments to be made to the adjusted capital and reserves on account of the transaction whereby such company becomes a relevant subsidiary, and shall be reduced by the amounts owed, as at the relevant date of calculation, to the Company or any of its relevant subsidiaries provided that the basis of calculation of such amounts owed shall be the same basis as that used for the calculation of the amounts of cash and liquid funds of the Company and its relevant subsidiaries for the purposes of the most recent published audited consolidated accounts of the Company.

90.5 For the purpose of determining whether the limit imposed by this Article has been exceeded, the principal amount of any borrowings expressed in a currency other than sterling shall be translated into sterling on the basis adopted for the translation of borrowings in the latest published audited consolidated accounts of the Company and no account shall be taken of subsequent fluctuations in the rates between sterling and the currency or currencies of the borrowing.

90.6 Notwithstanding any provision contained in this Article no account shall be taken of any amount more than once in the determination of the amount of borrowings in relation to the limits set out in this Article. If, in the determination of any such amount, the provisions of this Article may be applied to produce more than one amount, that provision which produces the higher amount shall apply to the exclusion of the other or others.

90.7 For the purpose of this Article the expression "relevant subsidiary" means any subsidiary of the Company for the time being.

90.8 No person dealing with the Company or any of its subsidiaries shall by reason of the foregoing provisions of this Article be concerned to see or inquire whether this limit is observed, and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had at the time when the debt was incurred or security given express notice that the limit hereby imposed had been or would thereby be exceeded.

                            PROCEEDINGS OF THE BOARD

91.1 The Board may meet together for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting of the Board shall be determined by a majority of votes. In case of an equality of votes the Chairman shall not have a second or casting vote.

91.2 A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. It shall not be necessary to give notice of a meeting of the Board to any Director for the time being absent from the United Kingdom.

91.3 Notice of the date, time and place of each meeting of the Board shall, so far as practicable, be given to each Director at least twenty-four hours prior to such meeting and may be given personally, by telephone, telex, post, cablegram, facsimile, sent using electronic communications to such address (if any) for the time being notified by the Director or on his behalf to the Company for that purpose or by such other means as the Board may approve from time to time. The accidental omission to give notice of any meeting of the Board to any Director entitled to receive the same, or the non-receipt of a notice of any such meeting by such a Director, shall not invalidate the proceedings at the meeting.

92. The quorum necessary for the transaction of the business of the Board shall be fixed by the Board, and unless so fixed at any other number, shall be two. For the purpose of determining whether the quorum for the transaction of the business of the Board exists:

(a) in the case of a resolution agreed by Directors in telephonic communications, all such Directors shall be counted in the quorum;

(b) in the case of a meeting of Directors, in addition to the Directors present at the meeting, any Director in telephonic communication with such meeting shall be counted in the quorum.

93.      The Board may elect a Chairman and, if it thinks fit, a Deputy
Chairman of its meetings, determine the period for which they respectively are to hold office and may at any time remove the Chairman and/or the Deputy Chairman from their respective office. If no such Chairman or Deputy Chairman is elected, or if at any meeting of the Board neither is present within five minutes after the time appointed for holding the same, or if the Chairman or Deputy Chairman is unwilling to act, the Directors present may choose one of their number to be Chairman of the meeting.

94. A resolution in writing, signed by all the Directors entitled to receive notice of a meeting of the Board or of a committee of the Board shall, provided they constitute a quorum, be as effective as a resolution passed at a meeting of the Board or (as the case may be) a committee of the Board duly convened and held. For the purpose of this Article:

(a) a resolution may be by means of an instrument or contained in an electronic communication sent to such address (if any) for the time being notified by the Company for that purpose;

(b) a resolution may consist of several instruments or several electronic communications, each executed by one or more Directors, or a combination of both;

(c) the signature of an alternate Director shall suffice in lieu of the signature of the Director appointing him; and

(d) a resolution executed by a Director who has appointed an alternate Director need not also be executed by the alternate Director in that capacity.

95. A meeting of the Board at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Board or by the Directors generally.

96. The Board may delegate any of its powers (other than the powers to make calls) to committees consisting of such member or members of its body as it thinks fit. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Board.

97. The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by any regulations made by the Board under the last preceding Article.

98. All acts done by any meeting of the Board, or of a committee of the Board, or by any person acting as a Director or by an alternate Director, shall, notwithstanding it be afterwards discovered that there was some defect in the appointment or continuance in office of any such Director, alternate Director or person acting as aforesaid, or that they or any of them were disqualified, or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or, as the case may be, an alternate Director and had been entitled to vote.

                                     MINUTES

99. The Board shall cause minutes to be made in books provided for the purpose:

(a)      of all appointments of officers made by the Board;

(b) of the names of the Directors present at each meeting of the Board and of any committee of the Board; and

(c) of all resolutions and proceedings at all meetings of the Company and of the holders of any class of shares in the Company and of the Board and of committees of the Board.

Any such minutes, if purporting to be signed by the chairman of the meeting to which they relate or of the meeting at which they are read, shall be received as prima facie evidence of the facts therein stated.

                          DISQUALIFICATION OF DIRECTORS

100. The office of a Director shall be vacated in any of the following events, namely:

(a) if (not being a Managing Director holding office as such for a fixed term) he resigns his office by notice in writing under his hand left at the Office or sent to the Office by registered post;

(b) if he becomes bankrupt or makes any arrangement or compounds with his creditors;

(c) if he becomes incapable by reason of mental disorder of discharging his duties as a Director or is, or may be, suffering from mental disorder and either he is admitted to hospital in pursuance of an application for admission for treatment under the provisions of any act relating to mental health, or an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs;

(d) if he shall have been absent from meetings of the Board for six months without leave, expressed by a resolution of the Board, and his alternate Director (if any) shall not have attended in his place and the Board resolves that his office be vacated;

(e)      if he shall be requested in writing by all his co-Directors to resign;
         or

(f) if he ceases to be a Director by virtue of any provision of the Statutes or he shall be prohibited from being a Director by any order made under any provision of the Statutes.

101.1 No Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, or from being interested whether directly or indirectly in any contract or arrangement entered into by or on behalf of the Company. No such contract or arrangement in which any Director shall be so interested shall be avoided, nor shall any Director so contracting, or being so interested, be liable to account to the Company for any profit realised by him from such contract or arrangement by reason of such Director holding that office or the fiduciary relationship thereby established. A Director so interested in any contract or arrangement shall declare the nature of his interest in accordance with the provisions of the Statutes. For the purpose of this Article 101.1 an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

101.2 Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has (together with any interest of any person connected with him (as defined in section 346 of the Companies Act 1985) an interest which is, to his knowledge, a material interest, otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at a meeting of the Board in relation to any resolution on which he is debarred from voting.

101.3 A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

(a) the giving of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiaries; (b) the giving of any guarantee, security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(c) any proposal relating to the Company or any of its subsidiary undertakings where it is offering securities in which offer a Director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which a Director is to participate;

(d) any proposal relating to another company in which he and any persons connected with him do not to his knowledge hold an interest in shares (as that term is used in sections 198 to 211 Companies Act 1985) representing one per cent. or more of either any class of the equity share capital, or the voting rights, in such company;

(e) any proposal relating to an arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates; or

(f) any proposal concerning insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons including Directors.

101.4 Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under Article 101.2 above) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

101.5 If any question shall arise at any meeting of the Board as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the Chairman or, if the Chairman is also interested in the contract or arrangement in question, to a person appointed by the other Directors present at that meeting for such purpose who is not so interested, and the ruling of the Chairman or, if appropriate, such other person in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

102.1 A Director may be or become a director or other officer of any company promoted by the Company or in which the Company may be interested as vendor, member or otherwise, and no such Director shall (unless otherwise agreed) be accountable for any benefits received as Director or other officer of such company.

102.2 The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner in all respects as it thinks fit (including the exercise thereof in favour of any resolution appointing its members or any of them directors of such company, or voting or providing for the payment of remuneration to the directors of such company).

102.3 Any Director may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

                       RETIREMENT AND REMOVAL OF DIRECTORS

103.     At every annual general meeting there shall retire from office:

(a) any Directors bound to retire under any other provision of these Articles or pursuant to section 293 of the Companies Act 1985; and

(b) one-third of the other Directors (excluding any Director exempt from retirement by rotation under any other provision of these Articles) or, if their number is not a multiple of three, the number nearest to one-third of them (and including any Director who has at the start of the annual general meeting been in office for three years or more since his last appointment or re-appointment).

104. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

105. The Directors to retire by rotation in every year shall be, first, those who wish to retire and not be re-appointed to office and, second, those who have been longest in office since their last election or appointment but, as between persons who became or were last re-elected Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for re-election.

106. The Company at a general meeting at which a Director retires in manner aforesaid may (subject to Article 80) fill the vacated office by electing a person thereto, and in default, the retiring Director shall be deemed to have been re-elected, unless at or prior to such meeting he intimates that he does not wish to be re-elected or it is expressly resolved not to fill such vacated office or a resolution for the re-election of such Director shall have been put to the meeting and lost. In the event of the vacancy not being filled at such meeting it may be filled by the Board as a casual vacancy.

107. Without prejudice to the provisions of Article 114.1, the Company may, pursuant and subject to the provisions of section 303 of the Companies Act 1985, by ordinary resolution remove any Director before the expiration of his period of office and may by an ordinary resolution appoint another person in his stead. The person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

                    MANAGING DIRECTOR AND EXECUTIVE DIRECTORS

108. The Board may from time to time appoint one or more of its body to the office of Managing Director, or to any other office (except that of Auditor) or employment under the Company, for such period and on such terms as it thinks fit and may revoke such appointment (but so that such revocation shall be without prejudice to any rights or claims which the person whose appointment is revoked may have against the Company by reason of such revocation) and may also authorise the continuation by any person appointed to be a Director in any other office or employment held by him before he was so appointed. A Director (other than a Managing Director) holding any such other office or employment is herein referred to as "an Executive Director".

109. A Director appointed to the office of Managing Director shall, while holding that office, (subject to the provisions of any contract between himself and the Company) be subject to the same provisions as to resignation and removal as the other Directors of the Company, and if he ceases from any cause to be a Director he shall ipso facto cease to be a Managing Director (but without prejudice to any rights or claims which he may have against the Company by reason of such cesser).

110. An Executive Director shall, while holding any office or employment under the Company, (subject to the provisions of any contract between him and the Company) be subject to the same provisions as to resignation and removal as the other Directors of the Company, and if he ceases from any cause to be a Director he shall ipso facto cease to be an Executive Director (but without prejudice to any rights or claims which he may have against the Company by reason of such cesser).

111. The emoluments of any Managing Director or Executive Director for his services as such shall be determined by the Board, and may be of any description.

112. The Board may entrust to and confer upon a Managing Director or Executive Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with or to the exclusion of its own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

                                    PRESIDENT

113.1 The Board may from time to time appoint any person to be President of the Company and may also from time to time remove him from office and may appoint another person in his place. The appointment to the office of President shall be honorary. The President of the Company shall not be a Director and shall not by reason of his holding the office of President be deemed to be a Director.

113.2 The President shall be entitled to be repaid all such reasonable travelling (including hotel and incidental) expenses as he may incur in or about the business of the Company.

                             NON-EXECUTIVE DIRECTORS


114.1 Subject to the provisions of the Statutes, the Board may enter into, vary and terminate an agreement or arrangement with any Director who is not an Executive Director for the provision of his services to the Company. Subject to
Article 114.2 and 114.3, any such agreement or arrangement may be made on such terms as the Board determines.

114.2 The ordinary remuneration of the Directors who are not Executive Directors for their services (excluding amounts payable under any other provision of these Articles) shall not, subject to Article 114.3, exceed in aggregate Pound Sterling500,000 per annum* or such higher amount as the Company may from time to time by ordinary resolution determine. Subject thereto, each such Director shall be paid a fee for his services (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the Board.


114.3 Any Director who is not an Executive Director and who performs special services which in the opinion of the Board are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of additional fee, salary, commission or otherwise as the Board may determine.

                               DIRECTORS' EXPENSES


114.4 The Directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the Board or committees of the Board, general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

                               ALTERNATE DIRECTORS

115. Any Director (other than an alternate Director) may without the consent of the Board appoint any other Director and may at any time appoint any person approved by the Board (such approval not to be unreasonably withheld) to be an alternate Director of the Company, and may at any time remove any alternate Director so appointed by him from office. An alternate Director so appointed shall not be entitled to receive any remuneration from the Company, nor be required to hold any share qualification. An alternate Director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a Director, and he shall be entitled to be indemnified by the Company to the same extent as if he were a Director.


--------------------------------------------------------------------------------
* Increased to (pound)250,000 by an ordinary resolution passed on 11 May 1990.

* Increased to (pound)300,000 by an ordinary resolution passed on 3 May 1996.

* Increased to (pound)500,000 by an ordinary resolution passed on 30 April 2004.

Every person acting as an alternate Director shall be an officer of the Company and he shall not be deemed to be the agent of the Director whom he represents.

116. An alternate Director shall (subject to his giving to the Company an address within the United Kingdom at which notices may be served upon him) be entitled to receive notices of all meetings of the Board and of any committee of the Board of which the Director appointing him is a member, and to attend and vote and be counted for the purposes of a quorum as a Director at any such meeting at which the Director appointing him is not personally present, and generally perform all the functions of his appointor as a Director in his absence.

117. An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director otherwise than by retiring and being re-elected at the same meeting or on the happening of any event which, if he were a Director, would cause him to vacate the office of Director.

118. An alternate Director may by writing under his hand left at the Office resign such appointment.

119. All appointments and removals of alternate Directors shall be effected by writing under the hand of the Director making or revoking such appointment and shall take effect in accordance with the terms of the notice:

(a) on receipt of such notice by the Company which shall, in the case of a notice contained in an instrument, be at the Office or, in the case of a notice contained in an electronic communication, be at such address (if any) for the time being notified by or on behalf of the Company for that purpose; or

(b)      in any other manner approved by the Directors.

120. A Director or any other person may act as alternate Director to represent more than one Director, and an alternate Director shall be entitled at meetings of the Board and at any meeting of a committee of the Board to one vote for every Director whom he represents in addition to his own vote as Director.

                                    SECRETARY

121. The Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit; and any Secretary so appointed may be removed by the Board.

122. The Board may also appoint one or more persons as deputy secretary ("Deputy Secretary") for such term, at such remuneration and upon such conditions as it may think fit; and any Deputy Secretary so appointed may be removed by the Board. Any Deputy Secretary may, in the absence of the Secretary, do anything which may be required or authorised to be done by or to the Secretary.

123. A provision of the Statutes or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary or Deputy Secretary.

                                    THE SEAL

124.1 The Board shall provide for the safe custody of the Seal, which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that behalf and, subject to the provisions of this Article, every instrument to which the Seal shall be affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Board for the purpose.

124.2 All forms of certificates for shares, stock or debentures or representing any other form of security (other than letters of allotment or scrip certificates or other like documents) shall be issued under the Seal in manner above provided or under the official seal kept by the Company by virtue of the Statutes; but the Board may by resolution determine either generally or in any particular case that any signatures may be affixed to such certificates by some mechanical means, electronic means, or printed on it or that such certificates need not be signed by any person.

124.3 The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad, and such powers shall be vested in the Board.

                                    REGISTERS


125.1 Subject to the provisions of the Statutes and the Regulations, the Company may keep an overseas or local or other register in any place, and the Board may make, amend and revoke any regulations it thinks fit about the keeping of that register.

125.2 Any Director or the Secretary or any other person appointed by the Board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

(a) any document comprising or affecting the constitution of the Company, whether in physical form or electronic form;

(b) any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the Board or any committee of the Board, whether in physical form or electronic form; and

(c) any book, record and document relating to the business of the Company, whether in physical form or electronic form (including without limitation the accounts).

If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the Board or a committee of the Board, whether in physical form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

                             ACCOUNTS AND DIVIDENDS

126. The Board shall cause accounting records to be kept and such other books and registers as are necessary to comply with the provisions of the Statutes.

127. The accounting records shall be kept at the Office or (subject to the provisions of the Statutes) at such other place as the Board thinks fit, and shall at all times be open to inspection by the Directors. No member (other than a Director) shall have any right of inspecting any account or book or document of the Company, except as conferred by the Statutes or authorised by the Board or by the Company in general meeting.

128. The Board shall from time to time in accordance with the Statutes cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are required by the Statutes.

129. A printed copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting and of the Board's and Auditor's reports shall, at least twenty-one days before the meeting, be delivered or sent by post to every member and debenture holder of the Company of whose address the Company is aware, or, in the case of joint holders of any share or debenture, to one of the joint holders provided that the requirements of this Article 129 shall be deemed satisfied in relation to any member by sending to each such member, where permitted by the Statutes and instead of the said copies, a summary financial statement derived from the Company's annual accounts and the report of the Directors and prepared in the form and containing the information prescribed by the Statutes and any regulations made thereunder.

                                      AUDIT

130. Auditors of the Company shall be appointed and their duties regulated in accordance with the Statutes.

131. The Auditors' report to the members made pursuant to the statutory provisions as to audit shall be read before the Company in general meeting and shall be open to inspection by any member who shall be entitled to be furnished with a copy of the balance sheet (including every document required by law to be annexed thereto) and Auditors' report in accordance with the Statutes.

                             DIVIDENDS AND RESERVES

132. The profits of the Company available for dividend and resolved to be distributed shall be applied in the payment of dividends to the members in accordance with their respective rights and priorities. Subject to the next following Article, the Company in general meeting may declare dividends but not in excess of the amount recommended by the Board.

133. No dividend shall be paid otherwise than out of profits available for distribution under the provisions of the Statutes.

134.1 All dividends shall be declared and paid according to the amounts paid up on the shares in respect whereof the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, or be entitled to dividends declared after a particular date such share shall rank for or be entitled to such dividend accordingly.

134.2 The Directors may at their discretion make provisions to enable such member and/or other person as they shall from time to time determine to receive dividends duly declared and all redemption monies in respect of redeemable shares in a currency or currencies other than sterling. For the purposes of the calculation of the amount receivable in respect of any dividend or payment of redemption monies, the rate of exchange to be used to determine the foreign currency equivalent of any sum payable as a dividend or payment of redemption monies shall be such market rate selected by the Directors as they shall consider appropriate ruling at any time between the close of business in London on the date which is the business day last preceding the date on which the Directors publicly announce their intention to recommend or pay (as the case may be) that specific dividend or (as the case may be) the redemption date in respect of such redeemable shares and the close of business on the date on which that specific dividend or redemption monies are paid.

135.1 Any general meeting declaring a dividend may upon the recommendation of the Board, direct payment or satisfaction of such dividend wholly or partly by the distribution of specific assets and in particular of fully paid up shares or debentures of any other company, and the Board shall give effect to such direction, and where any difficulty arises in regard to such distribution, the Board may settle it as it thinks expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payment shall be made to any members upon the footing of the value so fixed in order to adjust the rights of those entitled to participate in the dividend, and may vest any such specific assets in trustees upon trust for the members entitled to the dividend as may seem expedient to the Board.

135.2 The Directors may, with the sanction of an ordinary resolution of the Company, offer any holders of the Ordinary Shares the right to elect to receive Ordinary Shares credited as fully paid, in whole or in part, instead of cash in respect of such dividend or dividends (or some part to be determined by the Directors) as may be specified by the resolution. The following provisions shall apply:

(a) the said resolution may specify a particular dividend, or may specify all or any dividends declared or to be declared or paid in respect of a specified period or periods, or for payment not later than the beginning of the annual general meeting next following the passing of such resolution or such later annual general meeting as may be specified by the resolution;

(b) save where the Directors otherwise determine, the basis of allotment of Ordinary Shares shall be that the relevant value for each holder shall be as nearly as possible equal to (but not more than) the cash amount (exclusive of any imputed tax credit) that such holder would have received by way of the dividend forgone. For the purpose of this clause "relevant value" shall (save where the Directors otherwise determine) be calculated by reference to the average of the middle market quotations for the Company's Ordinary Shares on The International Stock Exchange as derived from the Daily Official List for the day when the Ordinary Shares are first quoted "ex" the relevant dividend and the four immediately following business days;

(c) the Board may notify the holders in writing of any right of election offered to them, and may send to holders at any time forms of election applicable to such right of election and/or to more than one such right of election, such forms specifying the procedure to be followed and the place at which, and the latest time or date by which, duly completed forms of election, or notices from holders amending or terminating existing elections, must be lodged in order to be effective;

(d) subject to sub-paragraph (f) of this Article, the dividend (or that part of the dividend for which a right of election has been given) shall never become payable in cash on Ordinary Shares to the extent that the election has been duly effected ("elected shares") and additional Ordinary Shares shall instead be allotted to the holders of the elected shares on the basis of allotment determined as aforesaid. For such purpose the Board shall appropriate, as it sees fit, out of such of the sums standing to the credit of any reserve or fund (including the profit and loss account), whether or not the same is available for distribution, as the Board may determine, a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the holders of the elected shares on such basis;

(e) the additional Ordinary Shares so allotted shall rank pari passu in all respects with the fully paid Ordinary Shares of the same class then in issue save only as regards participation in the dividend in place of which they were allotted;

(f) no fraction of an Ordinary Share shall be allotted. The Board may make such provisions as it thinks fit for any fractional entitlements including provisions whereby, in whole or in part, the benefit thereof accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any holder and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such holder of fully paid Ordinary Shares and/or provisions whereby cash payments may be made to holders in respect of their fractional entitlements;

(g) the Board may do all acts and things considered necessary or expedient to give effect to the allotment and issue of any Ordinary Shares in accordance with the provisions of this Article or otherwise in connection with any offer made pursuant to this Article and may authorise any person to enter, on behalf of all the holders concerned, into an agreement with the Company providing for such allotment and incidental matters and any agreement so made under such authority shall be binding on all such holders;

(h) the Board may on any occasion decide that rights of election shall not be made available to any category of shareholders or to any shareholders in any territory where, in the absence of a registration statement or other special formalities or for any other reason, the circulation of an offer of rights of election to such shareholders or in such territory would or might be unlawful or where, in the opinion of the Board, compliance with local laws and/or regulations would be unduly onerous and in such case the provisions of this Article shall be subject to such decision;

(i) the Board may in its discretion amend, suspend or terminate any offer which is in operation;

(j) the power conferred under this Article and by any authority given by the holders shall not be exercised unless the Company shall then have:

         (i) sufficient unissued Ordinary Shares in the capital of the Company authorised for issue;

         (ii) sufficient reserves or funds that may be capitalised after the basis of allotment is determined,

         in each case to give effect to the terms of any such scheme; and

(k) every duly elected election shall be binding on every successor in title to the elected shares (or any of them) of the holder(s) who has/have effected the same.

136.     Subject to the provisions of the Statutes and to Article 133, the
         Directors:

(a) may declare and pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof;

(b) may provide, in such manner and on, such terms as they may think fit, for the payment of any dividends (whether fixed or calculated by reference to or in accordance with a specified procedure or mechanism) on any class of shares carrying such a dividend on such dates as may be prescribed for the payment thereof (whether such dates are fixed or are determined or to be determined in accordance with a specified procedure or mechanism); and

(c) may also from time to time declare and pay interim dividends on the shares of any class of such amount and on such dates and in respect of such periods as they think fit.

Provided the Directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

137. The Board may set aside out of profits of the Company available for dividend and carry to reserve or reserves such sums as it may think proper, which shall, at the discretion of the Board be applicable for meeting contingencies, or for the gradual liquidation of any debt or liability of the Company, or in providing for depreciation or contingencies or for writing down the value of the assets or for equalising dividends, or for any other purpose to which the profits of the Company may properly be applied, and pending such application may, at the like discretion, either be employed in the business of the Company, or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute.

138. The Board shall transfer to share premium account as required by the Statutes sums equal to the amount or value of any premiums at which any shares of the Company shall be issued. Subject to the provisions of the Statutes the provisions of these Articles relating to sums carried or standing to reserve shall be applicable to sums carried and standing to share premium account.

139. The Board may deduct from any dividend payable to any member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares in the Company.

140. Subject to the rights attaching to, or the terms of issue of, any shares, any dividend on shares of any class or distribution, allotment or issue to the holders of any shares of any class (whether to be paid or made pursuant to a resolution of the Company in general meeting or a resolution of the Directors or otherwise) may be paid or made to the person registered as the holder of such shares or the persons otherwise entitled thereto at the close of business on a particular date notwithstanding that it may be a date prior to that on which the dividend, distribution, allotment or issue is to be paid or made or on which any resolution relating thereto is passed and any such dividend, distribution, allotment or issue shall be paid or made to them in accordance with their respective entitlements thereto but without prejudice to the rights inter se, in respect of such dividend, distribution, allotment or issue, of any holder or former holder of any such shares.

141. The Board may pay the dividends or interest payable on shares in respect of which any person is by transmission entitled to be registered as holder to such person upon production of such certificate and evidence as would be required if such person desired to be registered as a member in respect of such shares.

142. No dividend or other monies payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to or the terms of issue of the share.

143. All dividends unclaimed for six months after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed and so that the Company shall not thereby be constituted as a trustee in respect thereof. All dividends unclaimed for a period of twelve years after having been declared shall be forfeited and shall revert to the Company.

144. Any dividend or other monies payable in respect of a share, may be paid: (i) in cash; or (ii) by cheque or warrant sent through the post to the registered address of the member or person entitled thereto (or, if two or more persons are registered as joint holders of the share or entitled thereto in consequence of the death or bankruptcy of the holder, to any one of such persons) or to such person and such address as such member or person or persons may by writing direct; or (iii) may be paid by inter-bank transfer to the account of the person entitled to such payment; or (iv) by such other means as the Directors may determine or think fit including without limitation in respect of an uncertificated share by means of the relevant system (subject to the facilities and requirements of the relevant system). Where such dividend or other monies are or are to be paid by cheque or warrant, every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the shares in consequence of the death or bankruptcy of the holder may direct and payment of the cheque or warrant by the bank on which it is drawn; or, in respect of an uncertificated share, the making of payment in accordance with the facilities and requirements of the relevant system (which, if the relevant system is CREST, may include the sending by the Company or by any person on its behalf of an instruction to the Operator of the relevant system to credit the cash memorandum account of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may in writing direct) shall be good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the monies represented thereby. Subject to the provisions of these Articles and to the rights attaching to, or the terms of issue of, any shares, any dividend or other monies payable on or in respect of a share may be paid in such currency as the Directors may think fit or otherwise determine. If any such cheque or warrant is returned undelivered or is left uncashed on two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish any new address of the registered holder, the Company may cease sending any further cheques or warrants in respect of any dividend to such member until such time, if ever, as such member shall notify the Company of an address to which any cheque or warrant may be sent in future.

145. If several persons are registered as joint holders of any share, any one of them may give effectual receipts for any dividend or other monies payable in respect of the share.

                            CAPITALISATION OF PROFITS

146.1 The Company may, upon the recommendation of the Board, resolve that it is desirable to capitalise any of the profits of the Company to which this Article applies and accordingly that the Board be authorised and directed to appropriate the profits so resolved to be capitalised to the members on the record date specified in the relevant resolution who would have been entitled thereto if distributed by way of dividend and in the same proportions.

146.2 Subject to any direction given by the Company, the Board shall make all appropriations and applications of the profits resolved to be capitalised by any such resolution and such profits shall be applied by the Board on behalf of the members entitled thereto, either:

(a) in or towards paying up the amounts (if any) for the time being unpaid on any shares held by such members respectively; or

(b) in paying up in full unissued shares, debentures or obligations of the Company of a nominal amount equal to such profits, for allotment and distribution credited as fully paid up, to and amongst such members in the proportion aforesaid; or

(c)      partly in one way and partly in the other,

provided that the only purpose to which sums standing to capital redemption reserve or share premium account shall be applied pursuant to this Article shall be the payment up in full of unissued shares to be allotted and distributed as aforesaid.

146.3    The Board shall have power after the passing of any such resolution:

(a) to make such provisions (by the issue of fractional certificates or by payment in cash or otherwise) as it thinks fit in the case of shares, debentures or obligations becoming distributable in fractions; and

(b) to authorise any person to enter, on behalf of all the members entitled thereto, into an agreement with the Company providing (as the case may require) either:

             (i) for the payment up by the Company on behalf of such members (by the application thereto of their respective proportions of the profits resolved to be capitalised) of the amounts, or any part of the amounts, remaining unpaid on their existing shares; or

            (ii) for the allotment to such members respectively, credited as fully paid up, of any further shares, debentures or obligations to which they may be entitled upon such capitalisation,

and any agreement made under such authority shall be effective and binding on all such members.

146.4 The profits of the Company to which this Article applies shall be any undivided profits of the Company not required for paying the fixed dividends on any preference shares or other shares issued on special conditions and shall include:

(a) any profits arising from appreciation in capital assets (whether realised by sale or ascertained by valuation); and

(b) any amounts for the time being standing to any reserve or reserves or to the capital redemption reserve or to share premium or other special account.

                                     NOTICES

147. Any notice to be sent to or by any person pursuant to these Articles (other than a notice calling a meeting of the Board or any committee of the Board) shall be in writing. Any such notice may be sent using electronic communications to such address (if any) for the time being notified for that purpose to the person sending the notice by or on behalf of the person to whom the notice is sent.

148. The Company shall send any notice or other document pursuant to these Articles to a member by whichever of the following methods it may in its absolute discretion determine:

(a)      by delivering it personally; or

(b) by posting the notice or other document in a prepaid envelope addressed, in the case of a member, to his registered address, or in any other case, to the person's usual address; or

(c)      by leaving the notice or other document at that address; or

(d) by sending the notice or other document using electronic communications to such address (if any) for the time being notified to the Company by or on behalf of the member for that purpose; or

(e)      in accordance with Article 149; or

(f)      by any other method approved by the Board.

149. Subject to the Statutes, the Company may also send any notice or other document pursuant to these Articles to a member by publishing that notice or other document on a website where:

(a) the Company and the member have agreed to him having access to the notice or document on a website (instead of it being sent to him);

(b)      the notice or document is one to which that agreement applies;

(c) the member is notified, in a manner for the time being agreed between him and the Company for the purpose, of:

           (i)    the publication of the notice or document on a website;

          (ii)    the address of that website; and

         (iii) the place on that website where the notice or document may be accessed, and how it may be accessed; and

(d) the notice or document is published on that website throughout the website publication period, provided that, if the notice or document is published on that website for a part, but not all of, the publication period, the notice or document shall be treated as being published throughout that period if the failure to publish that notice or document throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

150.     In Article 149 PUBLICATION PERIOD means:

(a) in the case of a notice of an adjourned general meeting, a period of not less than seven clear days before the date of the adjourned meeting, beginning on the day following that on which the notification referred to in sub-paragraph (c) of Article 149 above is sent or (if later) is deemed sent;

(b) in the case of a notice of a poll, a period of not less than seven clear days before the taking of the poll, beginning on the day following that on which the notification referred to in sub-paragraph
         (c) of Article 149 -above is sent or (if later) is deemed sent; and

(c) in any other case, a period of not less than twenty-one days, beginning on the day following that on which the notification referred to in sub-paragraph (c) of Article 149 above is sent or (if later) is deemed sent.

151. Unless otherwise provided by these Articles, a member or a person entitled by transmission to a share shall send any notice or other document pursuant to these Articles to the Company by whichever of the following methods he may in his absolute discretion determine:

(a) by posting the notice or other document in a prepaid envelope addressed to the Office; or

(b)      by leaving the notice or other document at the Office; or

(c) by sending the notice or other document using electronic communications to such address (if any) for the time being notified by or on behalf of the Company for that purpose.

152.1 In the case of joint holders of a share, all notices or other documents shall be sent to the joint holder whose name stands first in the Register in respect of the joint holding. Any notice or other document so sent shall be deemed for all purposes sent to all the joint holders.

152.2 A member whose registered address is not within the United Kingdom and who sends to the Company an address within the United Kingdom at which a notice or other document may be sent to him by instrument or an address to which a notice or other document may be sent using electronic communications shall be entitled to have notices or other documents sent to him at that address (provided that, in the case of electronic communications, the Company so agrees, which agreement the Company shall be entitled to withhold in its absolute discretion including, without limitation, in circumstances in which the Company considers that the sending of the notice or other document to such address using electronic communications would or might infringe the laws of any other jurisdiction) but otherwise:

(a) no such member shall be entitled to receive any notice or other document from the Company; and

(b) without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

152.3 A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the capital of the Company shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.

152.4 The Board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic communications for the sending of notices, other documents and proxy appointments by the Company to members or persons entitled by transmission and by members or persons entitled by transmission to the Company.

152.5 A notice or other document may be sent by the Company to the person or persons entitled by transmission to a share by sending it in any manner the Company may choose authorised by these Articles for the sending of a notice or other document to a member, addressed to them by name, or by the title of representative of the deceased, or trustee of the bankrupt or by any similar description at the address (if any) in the United Kingdom as may be supplied for that purpose by or on behalf of the person or persons claiming to be so entitled. Until such an address has been supplied, a notice or other document may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.

152.6 Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the Register, has been sent to a person from whom he derives his title, provided that no person who becomes entitled by transmission to a share shall be bound by any Default Notice sent under Article 11.1 to a person from whom he derives his title.

152.7 Proof that an envelope containing a notice or other document was properly addressed, prepaid and posted shall be conclusive evidence that the notice or document was sent. Proof that a notice or other document contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators current at the date of adoption of these Articles, or, if the Board so resolves, any subsequent guidance so issued, shall be conclusive evidence that the notice or document was sent. A notice or other document sent by the Company to a member by post shall be deemed to be sent:

(a) if sent by first class post or special delivery post from an address in the United Kingdom to another address in the United Kingdom, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the envelope containing it was posted;

(b) if sent by airmail from an address in the United Kingdom to an address outside the United Kingdom, or from an address in another country to an address outside that country (including without limitation an address in the United Kingdom), on the third day following that on which the envelope containing it was posted; and

(c) in any other case, on the second day following that on which the envelope containing it was posted.

152.8 A notice or other document sent by the Company to a member contained in an electronic communication shall be deemed sent to the member on the day following that on which the electronic communication was sent to the member. Such a notice or other document shall be deemed sent by the Company to the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant notice or other document for any reason and notwithstanding that the Company subsequently sends a copy of such notice or other document by post to the member.

152.9 Except when the subject or context otherwise requires, in Articles 148 and 151-152.8, references to a notice include without limitation references to any notification required by the Statutes or these Articles in relation to the publication of any notices or other documents on a website.

152.10 If at any time the Company is unable effectively to convene a general meeting by notices sent through the post in the United Kingdom as a result of the suspension or curtailment of postal services, notice of general meeting may be sufficiently given by advertisement in the United Kingdom. Any notice given by advertisement for the purpose of this Article shall be advertised in at least one newspaper having a national circulation. If advertised in more than one newspaper, the advertisements shall appear on the same date. Such notice shall be deemed to have been sent to all persons who are entitled to have notice of meetings sent to them on the day when the advertisement appears. In any such case, the Company shall send confirmatory copies of the notice by post, if at least seven days before the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

                                   WINDING UP

153. If the Company shall be wound up, the liquidator may, with the sanction of an extraordinary resolution of the contributories, divide amongst the contributories in specie the whole or any part of the assets of the Company and may, for that purpose value any assets and determine how the division shall be carried out as between the contributories or different classes of contributories. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator with the like sanction shall think fit.

154. The power of sale of a liquidator shall include a power to sell wholly or partially for shares or stock or for the debentures, debenture stock or other obligations of another company, either then already constituted, or about to be constituted, for the purpose of carrying out the sale.

                                    INDEMNITY

155.1 The Directors, alternate Directors, Auditors, Secretary, managers and other officers of the Company shall be indemnified out of its assets against all liability incurred by them as such in defending any proceedings, whether civil or criminal, in respect of alleged negligence, default, breach of duty or breach of trust, in which judgement is given in their favour, or in which they are acquitted or in connection with any application under the Statutes in which relief is granted to them by the Court.

155.2 Without prejudice to the provision of Article 155(1), the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or any company in which the Company has an interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any retirement benefits scheme or employee benefits trust in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or retirement benefits scheme or employee benefits trust.

                                    DISCOVERY

156. No member or meeting of members shall be entitled to discovery of or any information respecting any detail of the Company's operations or trading or any matter which may be or is in the nature of a trade secret, or which may relate to the conduct of the business of the Company, which in the opinion of the Board it would not be expedient in the interests of the members to communicate.

                            DESTRUCTION OF DOCUMENTS

157. The Company shall be entitled to destroy all instruments of transfer of shares which have been registered at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document herein before mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:

(a) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article;

(c) references herein to the destruction of any document include references to the disposal thereof in any manner.

                              UNTRACED SHAREHOLDERS

158.1 If in the period of twelve years prior to the date of publication of the advertisements referred to below (or, if published on different dates, the first thereof) at least three dividends have become payable in respect of any class of shares of the Company and all warrants and cheques in respect of the shares in question have remained uncashed during that period, the Company may sell for the best price reasonably obtainable the shares of that member or of a person entitled to such shares by virtue of transmission on death, bankruptcy, mental disorder, operation of law or any other event in such manner as the Board thinks fit provided that:

(a) the Company shall, as soon as practicable after expiry of the said period of twelve years, have given notice by advertisement in a national daily newspaper and a newspaper circulating in the area of the address at which service of notices upon such member or person entitled to such shares may be effected in accordance with these Articles of its intention to sell such shares;

(b) the Company has not, during the further period of three months after the date of the advertisements (or, if published on different dates the later thereof) and prior to the exercise of the power of sale, received any communication from the member or a person entitled to such shares by virtue of transmission on death or bankruptcy or otherwise; and

(c) if the shares are listed on The Stock Exchange the Company shall have notified the Quotations Department of The Stock Exchange of such intention prior to the publication of such advertisements.

158.2    To give effect to any such sale the Board may:

(a) where the shares are held in certificated form, authorise any person to execute as transferor an instrument of transfer of the shares to be sold to, or in accordance with the directions of, the purchaser and such instrument of transfer shall be as effective as if it had been executed by the registered holder of, or person entitled by transmission to, such shares; or

(b) where the shares are held in uncertificated form, do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer.

The transferee shall be entered in the Register as the holder of the shares comprised in any such transfer (notwithstanding that no certificate representing the shares shall be produced), and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

158.3 The net proceeds of sale, after payment of the costs thereof, shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board may from time to time think fit.

                        INDEX TO ARTICLES OF ASSOCIATION

                                                                                ARTICLE                 PAGE
                                                                          -----------------           --------
Accounts, records of                                                                    126                 40
   records of, where kept                                                               127                 40
   copies of, to be sent to members                                                     129                 40
   inspection of                                                                        127                 40
   to be submitted in accordance with the Statutes                                      128                 40
Administrators of deceased Members                                                       39                 13
Allotment of shares                                                                 7.1-7.4                  5
Alternate Directors                                                       98,115-120, 155.1           32,37,51
Appointment of Directors                                                              77-80                 25
Auditors, appointment                                                                   130                 40
   report                                                                               131                 40

Bankruptcy, rights of person entitled to shares in
   consequence of                                                                     39-40                 13
Borrowing, Board's powers                                                         90.1-90.8                 27
   definitions related to                                                         90.3-90.4                 28
Brokerage on shares                                                                       8                  6

Calls on shares, Board may make from time to time                                        14                  9
   date of call                                                                          15                  9
   differentiation on                                                                    19                 10
   forfeiture of shares, for non-payment of                                           25-27                 11
   in arrears                                                                            69                 22
   interest on unpaid calls                                                              17                 10
   joint holders jointly and severally liable                                            16                  9
   made when resolution passed                                                           15                  9
   monies may be paid up in advance and interest paid thereon
                                                                                         20                 10
   notice to be given                                                                    14                  9
   procedure to recover money due on calls                                               25                 11
   sums deemed to be                                                                     18                 10
Capital of Company                                                                        3                  4
Capital of Company, alterations to                                                    46-48                 16
   cancellation of shares                                                             46(c)                 16
   conversion of shares into stock and vice versa                                        42                 15
   consolidation of shares                                                            46(a)                 16
   fractions of shares on consolidation                                               46(a)                 16
   increase of                                                                           47                 16
   redeemable shares, power to issue                                                     49                 17
   reduction of by special resolution                                                  48.1                 16
   rights may be varied                                                                 4-5                  4
   shares created pursuant to alteration to capital                                    48.2                 16
   sub-division of shares                                                             46(b)                 16
Capitalisation of profits                                                       146.1-146.4                 45
Certificates                                                                          12-13                  9


                                                                                ARTICLE                 PAGE
                                                                          -----------------           --------
   charges for                                                                         12.1                  9
   lost or destroyed, new may be issued                                                  13                  9
   may be delivered to any one of joint holders                                        12.2                  9
   one to every member                                                                 12.1                  9
   to be sealed, but need not be signed                                               124.2                 39
Chairman of a meeting                                                                 57-64                 20
   acting as                                                                             58                 20
   adjourn meetings, right to                                                            59                 20
   adjourned meetings, fixing of                                                         57                 20
   casting vote at general meetings                                                      63                 21
   declaration of result of vote on a show of hands                                      60                 21
   poll, consequence of demand                                                           64                 22
   poll, on election of chairman                                                         62                 21
   poll, procedure and effect of                                                         61                 21
   poll, right to demand                                                                 60                 21
   qualification of vote, decision as to                                                 70                 22
Closing of Register                                                                      37                 13
Commission on shares                                                                      8                  6
Consolidation of shares                                                               46(a)                 16
Conversion of shares into stock and vice versa                                           42                 15

Debentures, etc may be issued                                                          90.1                 27
Default notices                                                                   11.1-11.4                  6
Definitions                                                                               2                  1
Directors, acting in a professional capacity                                          102.3                 35
   acts valid notwithstanding defect in appointment                                      98                 32
   alternate                                                                        115-120                 37
   appointment of                                                                     77,79              25,26
   appointment of, by separate resolution                                                79                 26
   Chairman and Deputy Chairman of                                                       93                 31
   Chairman entitled to take chair at general meetings                                   58                 20
   Chairman to have no casting vote                                                    91.1                 30
   committees, powers may be delegated to                                                96                 32
   Company may fill vacancies at general meeting                                         78                 26
   continuing Directors may act in case of
   vacancy                                                                               78                 26
   contracts, interest in to be disclosed                                             101.1                 33
   contracts, not disqualified from entering into with
   Company                                                                            101.1                 33
   contracts, power to vote on                                                        101.2                 33
   defect in appointment of                                                              98                 32
   delegation of powers                                                                  96                 32
   disqualification of                                                                  100                 32
   election by general meeting                                                          106                 35
   Executive                                                                   108, 110-112                 36
   expenses                                                                           114.4                 37
   indemnified against losses, indemnity insurance etc                          155.1-155.2                 51
   Managing                                                                108-109, 111-112                 36
   may appoint attorneys                                                                 87                 27


                                                                                ARTICLE                 PAGE
                                                                          -----------------           --------
   may appoint local Boards and delegate powers                                          85                 26
   may become Director of any subsidiary or other
   company                                                                            102.1                 35
   may provide for local management                                                      85                 26
   meetings, a Director may at any time convene                                        91.2                 31
   meetings, Board may fix a quorum                                                      92                 31
   meetings, competency to exercise powers                                               95                 32
   meetings, Directors may meet as they think fit                                      91.1                 30
   meetings, notice of                                                                 91.3                 31
   meetings, proceedings at                                                           91-98                 30
   meetings, quorum                                                                      92                 31

   no person other than retiring Director eligible for
   election without notice or Directors'
   recommendation                                                                        80                 26
   non-executive                                                                114.1-114.3                 37
   number of                                                                             76                 25
   office, when vacated                                                                 104                 35
   pensions and other benefits determined by the
   Board                                                                          86.1-86.2                 27
   power to determine manner of endorsement of
   cheques                                                                               89                 27
   power to make additional appointments                                                 77                 25
   powers of                                                                          84-89                 26
   powers, general powers of Company vested in Directors
                                                                                         84                 26
   proceedings                                                                        91-98                 30
   qualification of                                                                      81                 26
   removal of                                                                           107                 35
   remuneration of non executive Directors                                            114.2                 37
   remuneration for special services by non executive
   Directors                                                                          114.3                 37
   report to be submitted in accordance with the
   Statutes                                                                         128-129                 40
   resolutions of                                                                        94                 31
   retirement of                                                                    103-106                 35
   vacancy may be filled by Directors                                                    77                 25
   voting by, with regard to interest in contracts                                    101.2                 33
   voting by                                                                    101.2-101.5                 33
   voting powers conferred by shares of a subsidiary                                  102.2                 35
Discovery                                                                               156                 51
Dividends, interim, Board may pay                                                       136                 43
   in currency other than sterling                                                    134.2                 41
   from profits                                                                         132                 40
   joint holders                                                                        145                 45
   may be paid in specie or satisfied by allotment or
   ordinary shares if authorised by general meeting                             135.1-135.2                 41
   may cease to be sent                                                                 144                 45
   method of payment                                                                    144                 45
   no dividends shall bear interest against Company                                     142                 44


                                                                                ARTICLE                 PAGE
                                                                          -----------------           --------
   no larger than Board recommends                                                      132                 40
   on shares in proportion to amount paid up                                          134.1                 41
   paid to registered holder or entitled to be registered as a
   holder                                                                           140-141                 44
   production of evidence of entitlement                                                141                 44
   reserves                                                                             137                 44
   subject to Statutes                                                                  133                 41
   unclaimed                                                                            143                 44
   when may be retained                                                           21,41,139           10,13,44
Documents, discovery                                                                    156                 51
   power of Company to destroy                                                          157                 51

Executive and Managing Directors                                                    108-112                 36
Extraordinary general meetings                                                 50, 51.1, 55              17,20

Forfeiture, Board may accept surrender of shares liable to                               30                 12
   day and place, etc, to be named in notice                                             26                 11
   forfeited shares                                                                      28                 11
   forfeiture may be cancelled                                                           28                 11
   if notice not complied with shares may be forfeited                                   27                 11
   member liable to pay call notwithstanding                                             29                 11
   notice, form of                                                                       26                 11
   notice requiring payment of money due                                                 25                 11
   statutory declaration conclusive evidence                                             31                 12

General and class meetings                                                            50-64                 17
   accidental omission of notice of                                                    54.1                 18
   adjournment of                                                                     57,59                 20
   annual                                                                                50                 17
   business of annual                                                                    55                 20
   chairman has casting vote                                                             63                 21
   chairman of                                                                           58                 20
   change of time/place of                                                             54.6                 19
   extraordinary, all other than annual                                                  50                 17
   extraordinary, may be convened by Board or by requisition                           51.1                 17
   notice of                                                                        52-54.7                 18
   period of notice                                                                      52                 18
   proceedings at                                                                     55-64                 20
   provisions relating to class meetings                                               51.2                 17
   quorum                                                                                56                 20
   satellite meeting place                                                        54.2-54.3                 18
   time and place                                                                        53                 18
   venue not being a satellite meeting place                                      54.4-54.5                 19
   voting at                                                                          60-63                 21

Increase of capital                                                                      47                 16
Indemnity                                                                       155.1-155.2                 51


                                                                                ARTICLE                 PAGE
                                                                          -----------------           --------
Instalments of a call, failure to pay                                                    25                 11
Interpretation of provisions relating to stock                                           45                 15

Lien, application of proceeds of sale                                                    24                 11
   Board may exempt any share from these provisions                                      21                 10
   Company has first lien on shares not fully paid up, and on
   dividends                                                                             21                 10
   Company may sell shares to enforce lien                                               22                 10
   effect of sale                                                                        23                 10
   name of purchaser shall be entered in Register                                        23                 10
Liquidation                                                                         153-154                 50
Local management                                                                         85                 26

Managing Director and Executive Directors                                           108-112                 36
   appointment of                                                                       108                 36
   power such as Board thinks fit                                                       112                 36
   remuneration to be fixed by Board                                                    111                 36
   resignation and removal of                                                       109-110                 36
Minutes of Board meetings                                                                99                 32

Notices, accidental omission of, not to invalidate
resolution                                                                             54.1                 18
   deemed receipt of notice                                                           152.3                 49
   during disruption of services                                                     152.10                 50
   includes website notification                                                      152.9                 50
   methods of Company sending notice                                                    148                 47
   methods of member etc. sending notice                                                151                 48
   proof of sending/when notices etc. deemed sent by post                             152.7                 49
   registered address outside UK                                                      152.2                 48
   terms and conditions for electronic communications                                 152.4                 49
   to joint holders                                                                   152.1                 48
   to persons entitled by transmission                                                152.5                 49
   transferees etc. bound by prior notice                                             152.6                 49
   website publication by Company                                                       149                 47
   when notice required to be in writing; use of electronic
   communications                                                                       147                 47
   when notices etc. deemed sent by electronic communication                          152.8                 50

Pensions, establishment by Board                                                       86.1                 27
Poll, demand of not to prevent transaction of other business                             64                 22
   how to be demanded                                                                    60                 21
   on adjournment or election of chairman                                                62                 21
   result of                                                                             61                 21
   to be taken as Chairman directs                                                       62                 21
Powers of attorney                                                                    74,87              23,27
Powers of Board                                                                       84-89                 26


                                                                                ARTICLE                 PAGE
                                                                          -----------------           --------
President                                                                       113.1,113.2              36,37
Proceedings, at general meetings                                                      55-64                 20
   of Board                                                                           91-98                 30
Proxies                                                                65-66,68,69, 71-75.4              22,23
Purchase of Company's shares                                                              9                  6

Quorum, at Board meetings                                                                92                 31
   at general meetings                                                                   56                 20
   at meetings of classes of shares                                                    51.2                 17

Redeemable shares                                                                        49                 17
Reduction of capital                                                                     48                 16
Registers                                                                       125.1-125.2                 39
Retirement and removal of Directors                                                 103-107                 35
Reserves                                                                                137                 44
Rights of Members, variation of                                                         4-5                  4

Seal, affixing of                                                               124.1-124.2                 39
   in foreign countries                                                               124.3                 39
Secretary                                                                           121,123                 38
   Deputy                                                                               122                 38
   if a Director                                                                        123                 38
Securities Seal, shares warrants, issued under                                        41(A)                 13
Services of notices and other documents                                          147-152.10                 47
Share certificates                                                                    12-13                  9
Share premium account                                                                   138                 44
Share warrant, provisions applying to                                                 41(A)                 13
Shares, allotment by Board                                                          7.1-7.4                  5
   cancellation of                                                                    46(c)                 16
   commissions                                                                            8                  6
   Company may purchase its own                                                           9                  6
   consolidation                                                                      46(a)                 16
   conversion into stock and vice versa                                                  42                 15
   different clauses of                                                                   4                  4
   new issues of, not a variation of rights attaching to existing
   shares                                                                                 6                  5
   power to deal with fractions on consolidation                                      46(a)                 16
   redeemable                                                                            49                 17
   sub-division of                                                                    46(b)                 16
   transfer and transmission of                                                       32-41                 12
   trusts not recognised                                                                 10                  6
   Uncertificated                                                                 11.5-11.7                  8
Stock, conversion into                                                                   42                 15
   manner of transfer                                                                    43                 15
   provisions of these Articles applicable to,                                           45                 15
Stockholders, same privileges as shareholders                                            44                 15

'Table A' shall not apply                                                                 1                  1


                                                                                ARTICLE                 PAGE
                                                                          -----------------           --------
Transfer and Transmission                                                             32-41                 12
   absolute discretion of Board to refuse to register                                    34                 12
   Board may refuse to register in certain other cases                                   35                 12
   form of transfer                                                                      32                 12
   instrument of transfer of shares to be executed by or on
   behalf of transferor and (in the case of partly paid shares)
   transferee                                                                            33                 12
   legal personal representatives of deceased, survivors of joint
   holders only persons recognised by Company                                            38                 13
   notice of refusal to register transfer                                                36                 13
   of shares of deceased or bankrupt Member                                              38                 13
   registration of transfers may be suspended                                            37                 13
   transferor holder until transferee on Register                                        33                 12
Transfer Office                                                                           2                  1
   share warrants, deposited at                                                       41(A)                 13
Transmission of shares                                                               38-41A                 13
Trusts not to be recognised                                                              10                  6

Untraced shareholders                                                           158.1-158.3                 52

Variation of rights                                                                     4-5                  4
Votes of Members                                                                    65-75.4                 22
   by a corporation                                                                      67                 22
   appointment of a proxy                                                           72-75.3                 23
   chairman's casting vote                                                               63                 21
   chairman's declaration as to result of votes is final                                 50                 17
   evidence of passing resolutions                                                       60                 21
   members under incapacity                                                              68                 22
   no member entitled to vote whilst call due, etc.                                      69                 22
   no right to vote in case of a Default Notice                                        11.2                  7
   objection to qualification                                                            70                 22
   one vote for each share, at a poll                                                    65                 22
   personally or by proxy                                                                65                 22
   right to vote on show of hands and on a poll                                      65, 71              22,23
   vote by proxy                                                                       75.4                 25
   where joint holders                                                                   66                 22

Winding up                                                                          153-154                 50

                                   PEARSON PLC






                   ==========================================

                             ARTICLES OF ASSOCIATION

                     INCORPORATING AMENDMENTS MADE UP TO AND
                             INCLUDING 30 APRIL 2004

                   ==========================================

                                    CONTENTS


                                                                                                 PAGE
PRELIMINARY..........................................................................................1

SHARE CAPITAL........................................................................................4

CAPITAL..............................................................................................4

VARIATION OF RIGHTS..................................................................................4

SHARES...............................................................................................5

UNCERTIFICATED SHARES................................................................................8

CERTIFICATES.........................................................................................9

CALLS ON SHARES......................................................................................9

LIEN................................................................................................10

FORFEITURE OF SHARES................................................................................11

TRANSFER OF SHARES..................................................................................12

TRANSMISSION OF SHARES..............................................................................13

STOCK...............................................................................................15

CONSOLIDATION, SUB-DIVISION AND CANCELLATION OF SHARES..............................................16

INCREASE AND REDUCTION OF CAPITAL...................................................................16

REDEEMABLE SHARES...................................................................................17

MEETINGS OF MEMBERS.................................................................................17

GENERAL AND CLASS MEETINGS..........................................................................17

NOTICE OF GENERAL MEETINGS..........................................................................18

PROCEEDINGS AT GENERAL MEETINGS.....................................................................20

VOTES OF MEMBERS....................................................................................22

PROXIES.............................................................................................23

DIRECTORS...........................................................................................25

NUMBER AND APPOINTMENT OF DIRECTORS.................................................................25

QUALIFICATION OF DIRECTORS..........................................................................26

POWERS OF DIRECTORS.................................................................................26

BORROWING...........................................................................................27

PROCEEDINGS OF THE BOARD............................................................................30

MINUTES.............................................................................................32



                                                                                                 PAGE
DISQUALIFICATION OF DIRECTORS.......................................................................32

RETIREMENT AND REMOVAL OF DIRECTORS.................................................................35

MANAGING DIRECTOR AND EXECUTIVE DIRECTORS...........................................................36

PRESIDENT...........................................................................................36

NON-EXECUTIVE DIRECTORS.............................................................................37

DIRECTORS' EXPENSES.................................................................................37

ALTERNATE DIRECTORS.................................................................................37

SECRETARY...........................................................................................38

THE SEAL............................................................................................39

REGISTERS...........................................................................................39

ACCOUNTS AND DIVIDENDS..............................................................................40

AUDIT...............................................................................................40

DIVIDENDS AND RESERVES..............................................................................40

CAPITALISATION OF PROFITS...........................................................................45

NOTICES.............................................................................................47

WINDING UP..........................................................................................50

INDEMNITY...........................................................................................51

DISCOVERY...........................................................................................51

DESTRUCTION OF DOCUMENTS............................................................................51

UNTRACED SHAREHOLDERS...............................................................................52

INDEX TO ARTICLES OF ASSOCIATION....................................................................54


1.       The name of the Company is 'S. Pearson & Son plc'.(1)

2.       The Company is to be a public company.

3.       The registered office of the Company will be situate in England.

4.       The objects for which the Company is established are:

(a) To carry on the business of a holding, management and investment holding company in all its branches, and to acquire by purchase, lease, concession, grant, licence or otherwise such businesses, options, rights, privileges, lands, buildings, leases, underleases, stocks, shares, debentures, debenture stock, bonds, obligations, securities, reversionary interests, annuities, policies of assurance and other property and rights and interests in property (including the whole or part of the business, property or liabilities of any other person or company) as the Board shall deem fit and generally to construct, hold, manage, develop, lease, sell, dispose of, maintain, alter, exchange or otherwise deal with the same; and to vary any of the investments of the Company, to act as trustees of any deeds constituting or securing any debentures, debenture stock or other securities or obligations; to enter into, assist, or participate in financial, commercial, mercantile, industrial and other transactions, undertakings and businesses of every description, and to establish, carry on, develop and extend the same, or sell, dispose of or otherwise turn the same to account, and to co-ordinate, finance and manage all or any part of the operations of any company of which this Company is a member or which is in any manner controlled by, or connected with, the Company, and to enter into any agreement or arrangement with, or relating to, any such company or other company as may seem desirable in the opinion of the Board, and to carry on all or any of the businesses of industrialists, trustees, financiers, financial agents, company promoters, bill discounters, insurance brokers and agents, mortgage brokers, rent and debt collectors, capitalists, stock and share brokers and dealers and commission and general agents, merchants and traders; and to carry out such operations and to manufacture, buy, sell, maintain, repair and deal in or with plant, machinery, tools, articles and things of all kinds capable of being used for the purposes of the above-mentioned businesses or any of them, or likely to be required by customers of or persons having dealings with the Company or as may seem to the Board directly or indirectly to be in the interests of the Company.

(b) To carry on any other trade or business whatever which, in the opinion of the Board, can be advantageously carried on in connection with or ancillary to any of the above-mentioned businesses or is calculated directly or indirectly to enhance the value of or render profitable any of the property or rights of the Company.

--------------------------------------------------------------------------------
(1) Name changed to Pearson plc on 1 June 1984

(c) To co-ordinate, finance, manage, control, subsidise or otherwise assist any company or companies in which the Company has a direct or indirect interest, to provide financial, secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments in any manner and any arrangements with respect to any business or operations of or generally with respect to any such company or companies.

(d) To sell, lease, dispose of, grant rights over or otherwise deal with the undertaking, property or assets of the Company or any part thereof or right or interest therein on such terms and for such consideration as the Board may decide and to distribute any property or assets of the Company of whatever kind in specie among the members of the Company.

(e) To pay for any rights or property acquired by the Company and to remunerate any person or company, whether by cash payment or by the allotment of shares, debentures or other securities of the Company credited as paid up in full or in part, or by any combination of such methods or by any other method or combination of methods the Board may think fit.

(f) To invest and deal with the moneys of the Company not immediately required and in any manner and hold and deal with any investment so made.

(g) To work, develop, exercise, and promote the discovery or use of any invention or appliance, and to make or promote the making of any experiments, in which, or in or by the working, development, exercise, discovery, use or making of which, the Company is or may be in any way interested or benefited.

(h) To apply for, purchase or otherwise acquire, develop, protect, maintain and renew any patents, patent rights, trade marks, designs, licences and other intellectual property rights of all kinds or any secret or other information, whether relating to any invention or otherwise, and to use, exercise, develop, experiment with, or grant licences in respect of, or otherwise deal with the property, rights or information so acquired or any property, rights or information which the Company may propose to acquire.

(i) To apply for, support, promote and obtain any Act of Parliament, charter, privilege, concession, licence, authorisation or right of any government, state or municipality, or any other department or authority, or enter into any arrangements with any such body, for enabling the Company to carry any of its objects into effect or for extending any of the powers of the Company or for effecting any modification of the constitution of the Company or for any other purpose which may seem to the Board to be expedient, and to oppose any proceedings or applications which may seem to the Board to be calculated or likely directly or indirectly to prejudice the interests of the Company.

(j) To form, promote, subsidise and assist companies and syndicates of all kinds and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire, hold, dispose of and deal with, and guarantee the payment of interest, dividends and capital on, all or any of the shares, debentures, debenture stock or other securities or obligations of any company, association, government or authority and to pay or provide for brokerage, commission and underwriting in respect of any such issue upon such terms as the Board may decide, and in particular to promote any other company for the purpose of acquiring all or any of the property and liabilities of this Company, or for any other purpose which may in the opinion of the Board seem directly or indirectly calculated or likely to benefit the Company.

(k) To carry on through any subsidiary or associated company any activities which the Company is authorised to carry on and to make any arrangements whatsoever with such company (including any arrangements for taking the profits or bearing the losses of any such activities) as the Board may think fit.

(l) To raise or borrow money in such manner as the Board may think fit and to receive deposits and to mortgage, charge, pledge or give liens or other security over the whole or any part of the Company's undertaking, property and assets (whether present or futures, including its uncalled capital, for such purposes and in such circumstances and upon such terms and conditions as the Board may think fit.

(m) To lend or advance money and to give credit and to enter (whether gratuitously or otherwise) into guarantees or indemnities of all kinds, and whether secured or unsecured, whether in respect of its own obligations or chose of some other person or company in such circumstances and upon such terms and conditions as the Board may think fit.

(n) To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable and transferable instruments.

(o) To pay or to provide or to make such arrangements for providing such gratuities, pensions, allowances, benefits, share option, incentive and acquisition schemes, loans, insurances and other matters and to establish, support, subsidise and subscribe to any institutions, associations, clubs, buildings, schemes, funds or trusts (whether to or for the benefit of present or past directors or employees of, or any person who provides or has provided services at any time to, the Company or its predecessors in business or of any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such predecessor or subsidiary or to or for the benefit of persons who are or were related to or connected with or dependents of any such persons, or otherwise to be in the interests of the Company or any such other company as aforesaid or of its members) as may seem to the Board directly or indirectly to be in the interests of the Company or to lend money to such persons as aforesaid (so far as the same is lawful) to enable them to participate in any such share option, incentive or acquisition scheme or otherwise to purchase or subscribe for fully-paid shares of the Company or any holding company to be held by themselves by way of beneficial ownership or to the trustees of an employees' share scheme as defined in Section 743 of the Companies Act 1985 (including any statutory modification or re-enactment for the time being in force).

(p) To act as agents, brokers or trustees, and to enter into such arrangements (whether by way of amalgamation, partnership, profit sharing union of interests, co-operation, joint venture or otherwise) with other persons or companies as may seem to the Board to be in the interests of the Company and to vest any property of the Company in any person or company on behalf of the Company and with or without any declaration of trust in favour of the Company.

(q) To procure the Company to be registered or recognised in any part of the world.

(r) To contribute to or support (including by way of giving any guarantee) any public, national, general, political, charitable, benevolent or useful object, which it may seem to the Board to be in the interests of the Company or its members to contribute to or support.

(s) To do all or any of the above things in any part of the world whether as principals or agents or trustees or otherwise and either alone or jointly with others and either by or through agents, subcontractors, trustees or otherwise.

(t) To do all such other things as may be considered by the Board to further the interests of the Company or to be incidental or conducive to the attainment of the above objects or any of them.

And it is hereby declared that (a) the objects set forth in each sub-clause of this clause shall not be restrictively construed but the widest interpretation shall be given thereto, and (b) the word 'company' in this clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether corporate or unincorporated and whether domiciled in the United Kingdom or elsewhere, and (c) the word 'Board' in this clause shall mean the directors for the time being of the Company or any of them acting as the Board of Directors of the Company, and (d) except where the context expressly so requires, none of the several paragraphs of this clause, or the objects therein specified, or the powers thereby conferred shall be limited by, or be deemed merely subsidiary or auxiliary to, any other paragraph of this clause, or the objects specified in such other paragraph, or the powers thereby conferred but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

5. The liability of the Members is limited.

*6. The capital of the Company is Pound Sterling295,500,000 divided into 1,182,000,000 Ordinary Shares of 25p each, to which there shall be assigned the respective rights and privileges specified in the Company's Articles of Association, with power to divide any new shares in the capital for the time being into several classes, and to attach thereto respectively such preferential, deferred or special rights or conditions as may be determined by or in accordance with the regulations of the Company.

* NOTES ON CAPITAL

1. The capital of the Company on incorporation was Pound Sterling1,501,000 divided into 150,100 shares of Pound Sterling10 each, of which 50,000 were Preference Shares and 100,000 were Ordinary Shares, and 100 were Management Shares

2. On 19 December 1939 the Management Shares were converted by special resolution into Second Preference Shares.

3. On 18 May 1960 each of the Preference Shares, Second Preference Shares and Ordinary Shares of Pound Sterling10 each was subdivided by ordinary resolution into 10 Preference Shares, 10 Second Preference Shares or 10 Ordinary Shares all of Pound Sterling1 each respectively.

4. On 30 December 1968 the capital of the Company was increased by ordinary resolution to Pound Sterling1,521,000 by the creation of 20,000 Ordinary Shares of Pound Sterling1 each.

5.       On 8 August 1969:

(a) the rights of the Preference Shares were modified by special resolution and they became known as 5 per cent Cumulative Preference Shares;

(b) the Second Preference Shares were converted by special resolution into 5 per cent Cumulative Preference Shares;

(c) each of the Ordinary Shares of Pound Sterling1 each was subdivided by ordinary resolution into 4 Ordinary Shares of 5s. each;

(d) the capital of the Company was increased by ordinary resolution to Pound Sterling16,001,000 by the creation of 57,920,000 Ordinary Shares of 5s. each.

6. On 25 August 1971 the capital of the Company was increased by ordinary resolution to Pound Sterling18,501,000 by the creation of 10,000,000 Ordinary Shares of 25p each.

7. On 28 August 1980 the capital of the Company was increased by special resolution to Pound Sterling21,000,000 by the creation of 9,996,000 Ordinary Shares of 25p each.

8. On 28 May 1982 the capital of the Company was increased by special resolution to Pound Sterling33,500,000 by the creation of 50,000,000 Ordinary Shares of 25p each.

9. On 27 May 1983 the rights of the Preference Shares were modified by special resolution and they became known as 3.5 per cent Cumulative Preference Shares.

10. On 3 May 1985 the capital of the Company was increased by ordinary resolution to Pound Sterling67,250,000 by the creation of 135,000,000 Ordinary Shares of 25p each.

11. On 1 May 1987 the capital of the Company was increased by ordinary resolution to Pound Sterling75,375,000 by the creation of 32,500,000 Ordinary Shares of 25p each.

12. On 6 May 1988 the capital of the Company was increased by ordinary resolution to Pound Sterling79,000,000 by the creation of 14,500,000 Ordinary Shares of 25p each.

13. On 12 May 1989 the capital of the Company was increased by ordinary resolution to Pound Sterling94,885,000 by the creation of 63,540,000 Ordinary Shares of 25p each.

14. On 11 May 1990 the capital of the Company was increased by ordinary resolution to Pound Sterling199,695,000 by the creation of 19,240,000 Ordinary Shares of 25p each and 100,000,000 Preference Shares of Pound Sterling1 each, and US$5,000,000 by the creation of 50,000 Preference Shares of US$100 each.

15. On 21 June 1990 the capital of the Company was reduced by virtue of a special resolution, passed 11 May 1990, and with the sanction of an Order of the High Court of Justice, dated 18 June 1990, registered on 21 June 1990, by the cancellation of the 501,000 3.5 per cent Cumulative Preference Shares of Pound Sterling1 each, to Pound Sterling199,194,000 divided into 396,776,000 Ordinary Shares of 25p each and 100,000,000 Preference Shares of Pound Sterling1 each and US$5,000,000 divided into 50,000 Preference Shares of US$100 each.

16. On 10 May 1991 the capital of the Company was increased by ordinary resolution to Pound Sterling199,500,000 and US$5,000,000 by the creation of 1,224,000 Ordinary Shares of 25p each.

17. On 15 May 1992 the capital of the Company was increased by ordinary resolution to Pound Sterling299,750,000 and US$5,000,000 by the creation of 402,224,000 Ordinary Shares of 25p each.

18. On 13 May 1994 the capital of the Company was increased by ordinary resolution to Pound Sterling302,000,000 and US$5,000,000 by the creation of 9,000,000 Ordinary Shares of 25p each.

19. On 12 May 1995 the capital of the Company was increased by ordinary resolution to Pound Sterling302,750,000 and US$5,000,000 by the creation of 3,000,000 Ordinary Shares of 25p each.

20. On 3 May 1996 the capital of the Company was reduced by ordinary resolution by the cancellation of the 100,000,000 Preference Shares of Pound Sterling1 each and the 50,000 Preference Shares of US$100 each and then the capital of the Company was increased by ordinary resolution to Pound Sterling204,000,000 by the creation of 5,000,000 Ordinary Shares of 25p each.

21. On 2 May 1997 the capital of the Company was increased by ordinary resolution to Pound Sterling209,500,000 by the creation of 22,000,000 Ordinary Shares of 25p each.

22. On 1 May 1998 the capital of the Company was increased by ordinary resolution to Pound Sterling211,500,000 by the creation of 8,000,000 Ordinary Shares of 25p each.

23. On 30 April 1999 the capital of the Company was increased by ordinary resolution to Pound Sterling223,500,000 by the creation of 48,000,000 Ordinary Shares of 25p each.

24. On 12 May 2000 the capital of the Company was increased by ordinary resolution to Pound Sterling229,000,000 by the creation of 22,000,000 Ordinary Shares of 25p each.

25. On 27 April 2001 the capital of the Company was increased by ordinary resolution to Pound Sterling292,500,000 by the creation of 254,000,000 Ordinary Shares of 25p each.

26. On 26 April 2002 the capital of the Company was increased by ordinary resolution to Pound Sterling293,500,000 by the creation of 4,000,000 Ordinary Shares of 25p each.

27. On 25 April 2003 the capital of the Company was increased by ordinary resolution to Pound Sterling294,500,000 by the creation of 4,000,000 Ordinary Shares of 25p each.

28. On 30 April 2004 the capital of the Company was increased by ordinary resolution to Pound Sterling295,500,000 by the creation of 1,000,000 Ordinary Shares of 25p each.

We, the several persons whose names and addresses are subscribed, are desirous of being formed into a company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.


Names, addresses and descriptions of subscribers                 Number of Preference Shares
                                                                 taken by each Subscriber
---------------------------------------------------------------- ---------------------------------------
Weetman Dickinson Pearson,                                       One
Baronet, MP
10 Victoria Street,
Westminster, SW, and

Paddockhurst,
Worth,
Sussex

Annie Pearson,                                                   One
Paddockhurst,
Worth,
Sussex

Wife of Sir Weetman D. Pearson, Bart., MP

George Pearson Esq,                                              One
Brickendonbury,
Hertford

Sam Wright,                                                      One
10 Piccadilly,
Bradford

Solicitor

Bernard Croft Cass,                                              One
Maylands,
Bradford

Civil Engineer

Ernest William Moir,                                             One
23 Shooters Hill Road,
Blackheath

Civil Engineer



Names, addresses and descriptions of subscribers                 Number of Preference Shares
                                                                 taken by each Subscriber
---------------------------------------------------------------- ---------------------------------------
Samuel Robinson,                                                 One
46 Ryde Vale Road,
Balham,
SW

Accountant


Dated the 11th day of August 1897

Witness to the above signature of George Pearson,

F.G.W. Pearson,
Brickendonbury,
Hertford.



Gentleman.

Witness to the above signatures of Sir Weetman Dickinson Pearson, Lady Annie Pearson, Samuel Wright, Bernard Croft Cass, Ernest William Moir and Samuel Robinson,

William Edward Sayer,
10 Victoria Street,
SW.

Clerk.

                                   PEARSON PLC








                   ===========================================

                            MEMORANDUM OF ASSOCIATION

                     INCORPORATING AMENDMENTS MADE UP TO AND
                             INCLUDING 30 APRIL 2004

                   ===========================================